Exhibit 10.13

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

OPHTHOTECH CORPORATION

AND

NOVO A/S

EFFECTIVE AS OF

May 23, 2013

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of May 23, 2013 (the “Effective Date”), by and between OPHTHOTECH CORPORATION, a Delaware corporation (“Seller”) and NOVO A/S, a company organized under the laws of Denmark (“Purchaser”). Purchaser and Seller are sometimes referred to individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined will have the respective meanings given to such terms in Exhibit A attached hereto.

BACKGROUND

WHEREAS, Seller is a clinical-stage biotechnology company engaged in the discovery, development and planned commercialization of a product for the treatment of age-related macular degeneration;

WHEREAS, Seller has been developing Fovista™, a compound that targets platelet-derived growth factor B, including conducting a Phase 2 clinical trial;

WHEREAS, Purchaser is willing to provide funding to Seller for use primarily to support further development of Fovista and general corporate functions and to satisfy venture debt obligations, in exchange for royalties on future sales of Fovista and certain related products, as set forth below;

WHEREAS, upon and subject to the terms and conditions contained herein, Seller desires to receive such funding, and in exchange is willing to sell, convey, transfer and assign to Purchaser such royalties; and

WHEREAS, in conjunction with the transactions contemplated in this Agreement, Purchaser desires to purchase shares of preferred stock of Seller, and Seller is willing to issue to Purchaser shares of its preferred stock, on the terms and conditions set forth in a Stock Purchase Agreement, and related agreements, being executed by the Parties as of the Effective Date;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF PURCHASED RECEIVABLES

1.1    Purchase and Sale of Purchased Receivables. On the terms and subject to the conditions set forth in this Agreement, Seller will sell, convey, transfer and assign to Purchaser, and Purchaser agrees to purchase and accept from Seller all of Seller’s right, title and interest in, to and under the Purchased Receivables, free and clear of any and all Encumbrances (other than Permitted Encumbrances).

1.2    Purchase Price; Use of Proceeds.

(a) Purchaser will pay to Seller up to three (3) separate purchase prices equaling, respectively, $41,666,666.67 (such amount, the “First Purchase Price”), $41,666,666.67 (such amount, the “Second Purchase Price”) and $41,666,666.66 (such amount, the “Third Purchase Price”), for aggregate payments of $125,000,000 if all three purchases described in Section 2.1(a) are consummated (such aggregate amounts actually paid pursuant to this Section 1.2(a), the “Purchase Price”).

(b) The Purchaser shall pay the First Purchase Price on the First Closing Date by wire transfer in immediately available U.S. dollar funds to an account to be designated in writing by Seller prior to the First Closing Date. Subject to Sections 1.4 and 1.6, the Purchaser shall pay the Second Purchase Price on the Second Closing Date and the Third Purchase Price on the Third Closing Date by wire transfer in immediately available U.S. dollar funds to an account to be designated in writing by Seller prior to each such date. The Parties intend that the First Purchase, the Second Purchase and the Third Purchase shall close concurrently with the closing of the first tranche of the Investment Transaction (the “First Investment Tranche”), the closing of the second tranche of the Investment Transaction (the “Second Investment Tranche”) and the closing of the third tranche of the Investment Transaction (the “Third Investment Tranche”), respectively, except to the extent the Investment Transaction is accelerated as provided in Section 1.3(c) of the Series C Purchase Agreement.

(c) Seller will apply the Purchase Price primarily to support clinical development and regulatory activities for Fovista and, to the extent applicable, other Products, as well as to satisfy venture debt obligations and for Seller’s general corporate expenses (“Funded Activities”). As between the Parties, Seller will have the sole responsibility to pay all providers of Funded Activities, whether such providers are Third-Person providers or Seller’s employees or Affiliates. Purchaser will have no obligation or responsibility to pay any portion of the Purchase Price directly to any providers of Funded Activities or to any Third Person.

1.3    Manner of Effective Sale. The sale, conveyance, transfer, assignment and delivery of the Purchased Receivables by Seller to Purchaser will be effected by Purchaser and Seller executing the Bill of Sale for each of the First Purchase and, if applicable, the Second Purchase and the Third Purchase, upon the First Closing Date, Second Closing Date and Third Closing Date, respectively.

1.4    Closings and Closing Dates. The purchase and sale for the First Purchase (the “First Closing”) will take place at the offices of Latham & Watkins (the “Closing Location”), commencing at 9:00 a.m. (local time) on May 23, 2013, or at such other place, time and date as the Parties may mutually agree. The date of the First Closing is referred to as the “First Closing Date.” The purchase and sale for the Second Purchase (the “Second Closing”) will take place at the Closing Location, commencing at 9:00 a.m. (local time) on the date for the Second Closing determined pursuant to Section 1.6(c), or at such other place, time and date as the Parties may mutually agree. The date of the Second Closing, if any, is referred to as the “Second Closing Date.” The purchase and sale for the Third Purchase (the “Third Closing”) will take place at the Closing Location, commencing at 9:00 a.m. (local time) on the date for the Third Closing determined pursuant to Section 1.6(c), or at such other place, time and date as the Parties may mutually agree. The date of the Third Closing, if any, is referred to as the “Third Closing Date.”

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1.5    First Closing Deliverables.

At the First Closing, the following will occur:

(a) Bill of Sale. Seller and Purchaser will execute, and deliver to the other Party, the Bill of Sale for the First Purchase.

(b) Security Interest Agreement. Seller and Purchaser will execute and deliver to the other Party the Security Interest Agreement.

(c) Closing of First Investment Tranche. Seller and Purchaser shall have executed and delivered the Series C Purchase Agreement, all conditions to the closing of the First Investment Tranche in accordance with the terms of the Series C Purchase Agreement shall have been satisfied (other than the concurrent closing of the First Purchase hereunder), and evidence, in form and substance satisfactory to Seller and Purchaser, that the First Investment Tranche will close immediately prior to, or concurrently with, the First Closing shall have been received by the Seller and Purchaser.

(d) Corporate Documents of Seller. An executive officer of Seller shall sign and deliver to Purchaser on behalf of Seller certificates dated as of the First Closing Date:

(i) (A) attaching copies, certified by such officer as true and complete, of resolutions of the board of directors of Seller authorizing and approving the execution, delivery and performance by Seller of the Transaction Documents and the transactions contemplated herein and therein; (B) setting forth the incumbency of the officer or officers of Seller who have executed and delivered the Transaction Documents, including therein a signature specimen of each officer or officers; (C) attaching copies, certified by such officer as true and complete, of each of the certificate of incorporation and by-laws of Seller as in effect on the First Closing Date; and (D) attaching copies, certified by such officer as true and complete, of long form good standing certificates of the appropriate Governmental Authority of Seller’s jurisdiction of incorporation, stating that Seller is in good standing under the laws of such jurisdiction; and

(ii) (A) as to the accuracy in all material respects of each of Seller’s representations and warranties in this Agreement as of the First Closing Date; and (B) as to Seller’s compliance with and performance of in all material respects each of its covenants and obligations to be performed or complied with at or before the First Closing Date.

(e) Other Documents and Financing Statements. Seller shall sign or deliver to Purchaser such other certificates, documents and financing statements as Purchaser may reasonably request, in each case reasonably satisfactory to Purchaser to perfect under the applicable UCC (or any comparable law) of all applicable jurisdictions in the United States, and under federal law of the United States, and maintain the perfection of Purchaser’s ownership interest in the Purchased Receivables, the back-up security interest granted pursuant to Section 5.6 and the security interest granted pursuant to the Security Interest Agreement, in each case in the United States.

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(f) Legal Opinion. Purchaser shall have received the corporate opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to Seller, in the form set forth in Exhibit B.

(g) Corporate Documents of Purchaser. Purchaser shall sign and deliver to Seller certificates dated as of the First Closing Date:

(i) as to the power and authority of Purchaser to execute the Transaction Documents to which Purchaser is or is to be a party;

(ii) (A) as to the accuracy in all material respects of each of Purchaser’s representations and warranties in Section 3.2 as of the First Closing Date; (B) setting forth the incumbency of the authorized person of Purchaser who has executed and delivered the Transaction Documents, including therein a signature specimen of such authorized person; and (C) as to Purchaser’s compliance with and performance of in all material respects each of its covenants and obligations to be performed or complied with at or before the First Closing Date.

(h) Seller shall have received from Purchaser a validly executed IRS Form W-8BEN.

1.6    Second and Third Closing Conditions; Determinations of Second and Third Closing Dates.

(a) Conditions to Purchaser’s Obligation to Close. The following shall be conditions to Purchaser’s obligations to close the Second Purchase and the Third Purchase, respectively:

(i) The Second Closing Trigger or the Third Closing Trigger, as applicable, shall have occurred.

(ii) Subject to Section 1.6(a)(iii), all conditions to Purchaser’s obligation to close the Second Investment Tranche or Third Investment Tranche, as applicable, in accordance with the terms of the Series C Purchase Agreement shall have been satisfied (other than the concurrent closing of the Second Purchase or Third Purchase, as applicable, hereunder), and evidence, in form and substance satisfactory to Purchaser, that, assuming the satisfaction of all conditions to Seller’s obligation to close, the Second Investment Tranche or Third Investment Tranche, as applicable, will close prior to, or concurrently with, the Second Closing or Third Closing, as applicable, shall have been received by the Purchaser.

(iii) Notwithstanding Sections 1.6(a)(ii), if an Established Development Company Acquisition has occurred but Seller has not exercised its termination right pursuant to Section 1.8(e), the closing conditions set forth in Sections 1.6(a)(ii) shall be deemed satisfied in respect of the Second Closing or Third Closing, as applicable, upon Purchaser’s receipt of the applicable amount set forth in Section 1.8(h) (which receipt and deemed satisfaction shall occur concurrently with such closing), notwithstanding that, following such Established Development Company Acquisition, Seller no longer has the right to require the Series C Purchasers to purchase the Second Closing Shares or Third Closing Shares, as applicable, and Purchaser no longer has any right or obligation to make any such purchase following such Established Development Company Acquisition.

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(iv) Subject to the notice and cure provisions of Section 1.8(c), (A) Seller shall not have committed a material Breach of this Agreement and (B) all of Seller’s representations in Sections 3.1(a), (b), (c) (the first part of the first sentence, ending with the phrase “as presently carried on by Seller”, and the last sentence), (d), (e), (f) (substituting “Second Closing” or “Third Closing,” as applicable, for “First Closing”), (g), (h), (n), (p), (r) and (s) would be, if made as of the Second Closing Date or Third Closing Date, as applicable, true, and all of Seller’s representations in Sections 3.1(j)(ii) through (viii), (k) and (l)(ii) through (vii) would be, if made as of the Second Closing Date or Third Closing Date, as applicable, true, except as would not reasonably be expected to have a Material Adverse Effect. If any of the foregoing conditions in this Section 1.6(a)(iv) are not satisfied following the occurrence of the Second Closing Trigger or the Third Closing Trigger, as applicable, then Seller shall have the right, following written notice by Purchaser to Seller thereof, to satisfy such condition as set forth in Section 1.8(c).

(v) No termination of Purchaser’s obligation to consummate the Second Purchase or the Third Purchase, as applicable, shall have occurred pursuant to Section 1.8.

(vi) If a determination has been made pursuant to Section 1.9 that clearance under the HSR Act is required prior to the closing of the Second Purchase and/or the Second Investment Tranche or the Third Purchase and/or the Third Investment Tranche, as applicable, such clearance has been obtained (or deemed obtained upon the expiration of the applicable waiting period).

(vii) Seller shall have obtained all [**], and provided evidence, in form and substance satisfactory to Purchaser, that [**] have been obtained.

(b) Conditions to Seller’s Obligation to Close. The following shall be conditions to Seller’s obligations to close the Second Purchase and the Third Purchase, respectively:

(i) The Second Closing Trigger or the Third Closing Trigger, as applicable, shall have occurred.

(ii) All conditions to Seller’s obligation to close the Second Investment Tranche or Third Investment Tranche, as applicable, in accordance with the terms of the Series C Purchase Agreement shall have been satisfied (other than the concurrent closing of the Second Purchase or Third Purchase, as applicable, hereunder), and evidence, in form and substance satisfactory to Purchaser that, assuming the satisfaction of all conditions to Seller’s obligation to close, the Second Investment Tranche or Third Investment Tranche, as applicable, will close prior to, or concurrently with, the Second Closing or Third Closing, as applicable, shall have been received by the Purchase.

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(iii) No termination of Purchaser’s right to consummate the Second Purchase or the Third Purchase, as applicable, shall have occurred pursuant to Section 1.8.

(iv) If a determination has been made pursuant to Section 1.9 that clearance under the HSR Act is required prior to the closing of the Second Purchase and/or the Second Investment Tranche or the Third Purchase and/or the Third Investment Tranche, as applicable, such clearance has been obtained (or deemed obtained upon the expiration of the applicable waiting period).

(c) Determinations of Closing Dates. Seller shall give Purchaser written notice within [**] Business Days after the occurrence of the Second Closing Trigger or the Third Closing Trigger, as applicable. The date of the Second Closing or the Third Closing, as applicable, shall, subject to adjustment by mutual agreement of the Parties in accordance with Section 1.4, be the later of (i) the date [**] Business Days after the date of such notice or (ii) the earliest date following the date of such notice on which all closing conditions set forth in Sections 1.6(a) and 1.6(b) have been either satisfied or waived by the Party whose performance is conditioned thereby.

1.7    Second and Third Closing Deliverables.

At each of the Second Closing and the Third Closing, the following will occur:

(a) Bill of Sale. Seller and Purchaser will execute, and deliver to the other Party, the Bill of Sale for the Second Purchase or the Third Purchase, as applicable.

(b) Other Documents and Financing Statements. Seller shall sign or deliver to Purchaser such other certificates, documents and financing statements as Purchaser may reasonably request, and under federal law of the United States, in each case reasonably satisfactory to Purchaser to perfect under the applicable UCC (or any comparable law) of all applicable jurisdictions and maintain the perfection of Purchaser’s ownership interest in the Purchased Receivables arising out of the Second Purchase or the Third Purchase, as applicable, the back-up security interest granted pursuant to Section 5.6 with respect thereto and the security interest granted pursuant to the Security Interest Agreement with respect thereto.

(c) Purchaser shall deliver to Seller a validly executed IRS Form W-8BEN, if the IRS Form W-8BEN provided pursuant to Section 1.5(h) has become inaccurate, obsolete or invalid.

1.8    Exceptions to Purchase Obligation.

(a) Notwithstanding anything to the contrary in Section 1.2, if prior to the Second Closing and/or the Third Closing, the Phase 3 Clinical Trials and other development efforts generally for Fovista for use in treating AMD are permanently terminated as a result of a recommendation by or requirement of either the U.S. FDA or any other Regulatory Authority in a Major Market, or a Data Safety Monitoring Board (if applicable) or equivalent safety monitoring body in a Major Market (an “Imposed Discontinuation”), then Seller shall promptly notify Purchaser in writing of such event and each Party shall have the right to terminate Purchaser’s rights and obligations to consummate the Second Purchase and/or Third Purchase,

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whichever has not yet been consummated prior to such Imposed Discontinuation, and to fund the Second Investment Tranche and/or the Third Investment Tranche, whichever has not yet been funded prior to such Imposed Discontinuation, as applicable, by giving the other Party notice in writing of such Party’s exercise of such termination right within thirty (30) days following the date of Seller’s written notice to Purchaser of such Imposed Discontinuation (which notice shall be provided promptly after Seller becomes aware that such event has occurred). If neither Party exercises such termination right within such thirty (30) day period, then such termination right shall lapse and be of no further force or effect with respect to such Imposed Discontinuation.

(b) Additionally, notwithstanding anything to the contrary in Section 1.2, if prior to the Second Closing and/or the Third Closing, a hold on or suspension of Phase 3 Clinical Trials of Fovista for the treatment of AMD is imposed, or if development efforts for Fovista are otherwise generally put on hold or suspended (excluding delays resulting from review by Regulatory Authorities of DAAs or applications for other Regulatory Approvals relating to Fovista), and such trials or efforts are not recommenced within [**] months after the hold is imposed or the suspension begins, then each Party shall have the right to terminate Purchaser’s rights and obligations to consummate the Second Purchase and/or Third Purchase, whichever has not yet been consummated prior to such hold or suspension, and to fund the Second Investment Tranche and/or the Third Investment Tranche, whichever has not yet been funded prior to such hold or suspension, as applicable. Seller shall promptly notify Purchaser in writing of the commencement of any such hold or suspension, and thereafter each Party shall have the right to exercise such termination right by giving the other Party notice in writing of such Party’s exercise of such termination right within thirty (30) days following the date [**] months after the hold is imposed or the suspension begins, if such trials or efforts are not recommenced within [**] months after the hold is imposed or the suspension begins. If neither Party exercises such termination right within such thirty (30) day period, then such termination right shall lapse and be of no further force or effect with respect to such hold or suspension.

(c) Purchaser shall have the right, following written notice by Purchaser to Seller thereof, to terminate Purchaser’s obligation to consummate the Second Purchase and/or Third Purchase, whichever has not yet been consummated, and to terminate its obligation to fund the Second Investment Tranche and/or the Third Investment Tranche, whichever has not yet been funded if, following the Second Closing Trigger or the Third Closing Trigger, as applicable, (i) any of the closing conditions specified in Section 1.6(a)(iv) are not satisfied, and (ii) Seller has not satisfied such closing conditions by eliminating, in all material respects, the circumstances resulting in such non-satisfaction of such closing conditions within [**] days following written notice by Purchaser to Seller of such circumstances, and (iii) Seller has used reasonable efforts to satisfy such closing conditions by eliminating in all material respects the circumstances resulting in such non-satisfaction of such closing conditions during such [**] day period following Purchaser’s notice thereof, and such reasonable efforts to satisfy such closing conditions continue at the end of such [**] day period, but Seller has not satisfied such closing conditions by eliminating in all material respects the circumstances resulting in such non-satisfaction of such closing conditions within [**] days following Purchaser’s notice thereof.

(d) If Seller undergoes a Change of Control, other than in an Established Development Company Acquisition, then following the effective date of any agreement governing such Change of Control, Purchaser shall have the right, upon written notice to Seller

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to terminate Purchaser’s obligations hereunder to consummate the Second Purchase and/or Third Purchase, whichever has not yet been consummated, and to terminate its obligation to fund the Second Investment Tranche and/or Third Investment Tranche, whichever has not yet been funded.

(e) If Seller undergoes a Change of Control, then Seller may elect to terminate Purchaser’s right to consummate the Second Purchase and/or Third Purchase, and to fund the Second Investment Tranche and/or the Third Investment Tranche, as applicable, by written notice to Purchaser upon the effective date of the agreement governing such Change of Control.

(f) Seller may elect to terminate Purchaser’s right to consummate the Second Purchase and the Third Purchase by written notice to Purchaser if, prior to the Second Closing Date:

(1) Seller consummates either (A) an equity financing, approved by Seller’s board of directors, from investors in a private placement (i) in which such equity is sold at a price per share of at least $[**] (on an as-converted to common stock basis and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to Seller’s common stock), with other terms in the aggregate comparable to or more favorable to the Seller than the Series C terms as determined by Seller’s board of directors, (ii) that results in an aggregate purchase price for such equity by new investors of at least $[**] and permits existing investors to purchase up to an aggregate of an additional $[**] of such equity and (iii) that provides for the payment of the purchase price for such equity to the Seller by such investors at substantially the same time or earlier than the Second Closing Date and the Third Closing Date, with at least $[**] of the aggregate purchase price for such equity payable to the Seller on or prior to the Second Closing Date and any remaining balance payable to the Seller on or prior to the Third Closing Date, or (B) an initial public offering of Seller’s common stock that is approved by Seller’s board of directors at a price to the public of at least $[**] per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Seller’s common stock) resulting in at least $[**] of gross proceeds (before deducting underwriting discounts and commissions and other offering expenses) to the Seller; and

(2) prior to, or concurrently with, the transaction described in clause (1), Purchaser is permitted to close the Second Investment Tranche and Third Investment Tranche pursuant to Section 1.3(c) of the Series C Purchase Agreement, notwithstanding that the Second Closing Trigger and Third Closing Trigger may not have occurred and further notwithstanding that the Second Purchase and Third Purchase shall not have occurred.

For the avoidance of doubt, nothing in this Agreement shall limit Seller’s right to seek or consummate private placements and/or public offerings that do not satisfy the parameters set forth in this Section 1.8(f); provided that the termination right of Seller specified in this Section 1.8(f) shall not apply if any such private placement or public offering does not satisfy the parameters set forth in Section 1.8(f)(1)(A) or 1.8(f)(1)(B); and provided, further, that the

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Seller’s right to consummate any private placement and/or public offering, whether or not such transaction satisfies the parameters set forth in Section 1.8(f)(1)(A) or 1.8(f)(1)(B), shall be subject to, and contingent upon, Purchaser’s right to close the Second Investment Tranche and Third Investment Tranche pursuant to Section 1.3(c) of the Series C Purchase Agreement, if applicable, notwithstanding that the Second Closing Trigger and Third Closing Trigger may not have occurred and further notwithstanding that the Second Purchase and Third Purchase shall not have occurred (unless such closing pursuant to Section 1.3(c) of the Series C Purchase Agreement must be delayed due to a determination to file for clearance under the HSR Act pursuant to Section 1.9 below, in which case Seller may consummate the private placement and/or public offering subject to Seller’s obligation to close Purchaser’s Second Investment Tranche and Third Investment Tranche once clearance under the HSR Act is obtained); provided that, in such circumstances, if Purchaser’s right to fund the Second Investment Tranche and Third Investment Tranche is terminated pursuant to Section 1.8(d) or 1.8(e) prior to such clearance under the HSR Act, then, in lieu of Purchaser closing on the Second Investment Tranche and Third Investment Tranche, Seller shall be obligated to pay to Purchaser (and each other Series C investor that did not make its investment pursuant to Section 1.3(c) of the Series C Purchase Agreement due to such delay in obtaining clearance under the HSR Act), concurrently with the closing of the relevant Change of Control triggering termination pursuant to Section 1.8(d) or 1.8(e), the positive difference, if any, between the Series C Sale Price and the Series C Price multiplied by the number of Second Investment Tranche shares and/or the Third Investment Tranche shares, as applicable, that, in the absence of such Change of Control, would have been purchased by Purchaser (and such other Series C investors) upon obtaining such clearance, with Purchaser (and such other Series C investors) having no obligation to pay any additional amounts to Seller in respect of the unexercised Second Investment Tranche and/or the Third Investment Tranche following such Change of Control. Notice of the Seller’s election to terminate the Purchaser’s right to consummate the Second Purchase and Third Purchase pursuant to this Section 1.8(f) must be delivered to Purchaser in writing on or before the fifteenth (15th) day following Seller’s consummation of the transaction satisfying the parameters set forth in Section 1.8(f)(1)(A) or 1.8(f)(1)(B), after which Seller shall be deemed to have forfeited such right and shall no longer be permitted to terminate Purchaser’s right to consummate the Second Purchase and Third Purchase pursuant to this Section 1.8(f).

(g) If Purchaser has consummated the Second Purchase, Seller may elect to terminate Purchaser’s right to consummate the Third Purchase by written notice to Purchaser if, prior to the Third Closing Date:

(1) Seller consummates either (A) an equity financing, approved by Seller’s board of directors, from investors in a private placement (i) in which such equity is sold at a price per share of at least $[**] (on an as-converted to common stock basis and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to Seller’s common stock), with other terms in the aggregate comparable to or more favorable to the Seller than the Series C terms as determined by Seller’s board of directors, (ii) that results in an aggregate purchase price for such equity by new investors of at least $[**] and permits existing investors to purchase up to an aggregate of an additional $[**] of such equity and (iii) that provides for the payment of the purchase price for such equity to the Seller by such investors on or prior to the Third Closing Date, or (B) an initial public offering of Seller’s

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common stock that is approved by Seller’s board of directors at a price to the public of at least $[**] per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Seller’s common stock) resulting in at least $[**] of gross proceeds (before deducting underwriting discounts and commissions and other offering expenses) to the Seller; and

(2) prior to, or concurrently with, the transaction described in clause (1), Purchaser is permitted to close the Third Investment Tranche pursuant to Section 1.3(c) of the Series C Purchase Agreement, notwithstanding that the Third Closing Trigger may not have occurred and further notwithstanding that the Third Purchase shall not have occurred.

For the avoidance of doubt, nothing in this Agreement shall limit Seller’s right to seek or consummate private placements and/or public offerings that do not satisfy the parameters set forth in this Section 1.8(g); provided that the termination right of Seller specified in this Section 1.8(g) shall not apply if any such private placement or public offering does not satisfy the parameters set forth in this Section 1.8(g)(1)(A) or 1.8(g)(1)(B); and provided, further, that the Seller’s right to consummate any private placement and/or public offering, whether or not such transaction satisfies the parameters set forth in this Section 1.8(g)(1)(A) or 1.8(g)(1)(B), shall be subject to, and contingent upon, Purchaser’s right to close the Third Investment Tranche pursuant to Section 1.3(c) of the Series C Purchase Agreement, if applicable, notwithstanding that the Third Closing Trigger may not have occurred and further notwithstanding that the Third Purchase shall not have occurred (unless such closing pursuant to Section 1.3(c) of the Series C Purchase Agreement must be delayed due to a determination to file for clearance under the HSR Act pursuant to Section 1.9 below, in which case Seller may consummate the private placement and/or public offering subject to Seller’s obligation to close Purchaser’s Third Investment Tranche once clearance under the HSR Act is obtained); provided that, in such circumstances, if Purchaser’s right to fund the Third Investment Tranche is terminated pursuant to Section 1.8(d) or 1.8(e) prior to such clearance under the HSR Act, then, in lieu of the Purchaser closing on the Third Investment Tranche, Seller shall be obligated to pay to Purchaser (and each other Series C investor that did not make its investment pursuant to Section 1.3(c) of the Series C Purchase Agreement due to such delay in obtaining clearance under the HSR Act), concurrently with the closing of the relevant Change of Control triggering termination pursuant to Section 1.8(d) or 1.8(e), the positive difference, if any, between the Series C Sale Price and the Series C Price multiplied by the number of Third Investment Tranche shares that, in the absence of such Change of Control, would have been purchased by Purchaser (and such other Series C investors) upon obtaining such clearance, with Purchaser (and such other Series C investors) having no obligation to pay any additional amounts to Seller in respect of the unexercised Third Investment Tranche following such Change of Control. Notice of the Seller’s election to terminate the Purchaser’s right to consummate the Third Purchase pursuant to this Section 1.8(g) must be delivered to Purchaser in writing on or before the fifteenth (15th) day following Seller’s consummation of the transaction described herein, after which Seller shall be deemed to have forfeited such right and shall no longer be permitted to terminate Purchaser’s right to consummate the Third Purchase pursuant to this Section 1.8(g).

(h) If Seller undergoes a Change of Control, and (1) Seller does not exercise its termination rights pursuant to Section 1.8(e) and (2) Purchaser does not exercise its

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termination rights pursuant to Section 1.8(d), then as an additional condition to the closing thereafter of the Second Purchase and/or Third Purchase, Seller or the surviving entity in such Change of Control shall be obligated to pay to each holder of Series C Preferred Stock (including Purchaser) the positive difference, if any, between the Series C Sale Price and the Series C Price multiplied by the number of Second Investment Tranche shares and/or the Third Investment Tranche shares, as applicable, that, in the absence of such Change of Control, would have been purchased by such holder concurrently with the Second Closing and/or the Third Closing. Nothing in the foregoing sentence is intended to, and will not, require Purchaser or the other Series C investors to pay any additional amounts to Seller in respect of the unexercised Second Investment Tranche and/or the Third Investment Tranche following such Change of Control. If any portion of the consideration payable to a holder of Series C Stock, or of securities into which the Series C Stock has been converted or exchanged, in a specified Change of Control is placed into escrow or otherwise deferred or is payable subject to contingencies, then, for purposes of this Section 1.8(h)(i), the Series C Sale Price shall initially be calculated as if the portion of such consideration that is not placed in escrow or deferred and not subject to any contingencies was the only consideration payable in connection with such Change of Control and (ii) the Series C Sale Price shall be recalculated if any additional consideration with respect to such Change of Control becomes payable upon release from escrow or satisfaction of contingencies.

(i) Each Party shall also have the right to terminate Purchaser’s rights and obligations to consummate the Second Purchase and fund the Second Investment Tranche, and/or to consummate the Third Purchase and fund the Third Investment Tranche, as set forth in Section 1.9(c).

(j) For the avoidance of doubt, if Purchaser’s obligation to consummate the Second Purchase and/or the Third Purchase, and to fund the Second Investment Tranche and/or the Third Investment Tranche is terminated pursuant to this Section 1.8 after Purchaser has paid the First Purchase Price and/or the Second Purchase Price, then thereafter Seller shall pay to Purchaser pursuant to Section 2.1 the applicable Purchased Product Royalty based on the Purchase Prices paid by Purchaser prior to such termination (e.g., if such termination occurs after Purchaser has consummated the First Purchase but prior to Purchaser having consummated the Second Purchase, thereafter Seller shall pay to Purchaser pursuant to Section 2.1 [**] percent ([**]%) of Product Net Sales during the applicable Royalty Term(s)).

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1.9    HSR.

(a) If the Second Purchase and/or the Second Investment Tranche and/or the Third Purchase and/or the Third Investment Tranche requires clearance under the Hart-Scott Rodino Act of 1976, as amended (the “HSR Act”), as determined by Purchaser, the Parties shall cooperate with one another in the preparation, execution and filing of all documents that are required to be filed pursuant to the HSR Act and will use reasonable good faith efforts with all deliberate speed to comply with any information requests from the Federal Trade Commission (“FTC”) or Department of Justice in connection with such filing, including without limitation a Request for Additional Information under 15 U.S.C. § 18a and 16 C.F.R. § 803.20 (a “Second Request”), if applicable.

(b) Without limiting the foregoing, Seller shall give notice in writing to Purchaser approximately [**] days if reasonably practicable, or if not reasonably practicable, as far in advance as is reasonably practicable, prior to the dates on which Seller anticipates the Second Closing Trigger and the Third Closing Trigger and the occurrence of any event giving rise to Purchaser’s right to accelerate the Second Investment Tranche and/or the Third Investment Tranche pursuant to Section 1.3(c) of the Series C Purchase Agreement. Purchaser shall then determine within [**] Business Days after receiving each such notice whether or not such clearance under the HSR Act will be required in connection with such event, and promptly notify Seller in writing of such determination. If Purchaser notifies Seller that such clearance will be required, the Parties shall file for such clearance within [**] Business Days after Purchaser so notifies Seller and the applicable closing shall not occur until after the expiration or termination of all applicable waiting periods under the HSR Act. If Purchaser notifies Seller that such clearance will not be required, Purchaser shall provide to Seller in writing a reasonable explanation of Purchaser’s good faith basis for such determination within [**] Business Days after providing notice to Seller thereof. Filing fees under the HSR Act shall be paid by the Seller.

(c) If a Second Request issues in connection with any filings required under the HSR Act as described in this Section 1.9 and notwithstanding the good faith efforts of the Parties, clearance of the Second Purchase and/or the Second Investment Tranche or the Third Purchase and/or the Third Investment Tranche has not been obtained from the FTC within one hundred eighty (180) days after the Parties’ initial premerger notification under the HSR Act in connection with such event, then either Party may elect to terminate by written notice to the other Party any further right or obligation of Purchaser to consummate the Second Purchase and to fund the Second Investment Tranche, or to consummate the Third Purchase and to fund the Third Investment Tranche, as applicable. Notwithstanding any of the forgoing, a Party cannot terminate any right or obligation pursuant to this Section 1.9(c) if that Party has failed to substantially comply with the Second Request within ninety (90) days from the date on which that Second Request issued.

(d) For clarity, in no event would Purchaser or its Affiliates be obligated to divest, sell, license, transfer or otherwise dispose of any assets, or commit to any other business restriction or undertaking, to obtain clearance under the HSR Act pursuant to this Section 1.9.

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1.10    Retained Rights; No Assumed Obligations; Seller Authority. Notwithstanding any provision in this Agreement to the contrary:

(a) Upon each of the First Closing Date, the Second Closing Date and the Third Closing Date, Purchaser is acquiring only the rights to the Purchased Receivables relating to the Product Payments specified in Section 2.1 and does not, by purchase of such rights, acquire any other assets or rights to assets of Seller or its Affiliates other than the Purchased Receivables relating to such Product Payments;

(b) Purchaser does not, by purchase of any Purchased Receivables hereunder, assume any Liability of Seller or any of its Affiliates; all such Liabilities will be retained by and remain Liabilities of Seller or its Affiliates;

(c) None of Purchaser’s Affiliates will be bound by this Agreement, unless Purchaser otherwise expressly agrees in writing or Purchaser transfers this Agreement to an Affiliate pursuant to Section 9.3; and

(d) Except as otherwise expressly provided in this Agreement, Seller has sole responsibility for the research, development, commercialization and exploitation of Product, including regulatory compliance, intellectual property protection, manufacturing, marketing, clinical development, distribution, sales, product liability and reimbursement with respect thereto.

ARTICLE 2

PURCHASED PRODUCT ROYALTIES; RECORDS AND AUDITS

2.1    Payments Due to Purchaser.

(a)

(i) Subject to the terms and conditions provided in this Agreement, Purchaser shall purchase from Seller the percentages of Product Payments specified in this Section 2.1 in up to three separate purchases (as applicable, the “First Purchase,” the “Second Purchase” and the “Third Purchase”). In each such purchase, Purchaser shall purchase and accept from Seller, and Seller shall sell, convey, transfer, and assign to Purchaser, all of Seller’s right, title and interest in [**] percent ([**]%) of Product Payments. Accordingly, Purchaser shall possess all right, title and interest in (i) [**] percent ([**]%) of Product Payments from and after the First Closing if the First Closing occurs, (ii) [**] percent ([**]%) of Product Payments from and after the Second Closing if the First Closing and the Second Closing both occur and (iii) [**] percent ([**]%) of Product Payments from and after the Third Closing if the First Closing, the Second Closing and the Third Closing all occur (as applicable, the “Purchased Product Royalty”).

(ii) The Purchased Product Royalty will be calculated and payable by Seller or its Affiliates on a Calendar Quarter basis during the Royalty Period. Seller will, or will cause its Affiliates to pay to Purchaser the applicable royalty amount (i) with respect to each of the first, second and third Calendar Quarters in a given Calendar Year, within [**] days after the end of each such Calendar Quarter, and (ii) with respect to the fourth Calendar Quarter in a given Calendar Year, within [**] days after the end of such Calendar Quarter.

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(b) The payments made by Seller to Purchaser pursuant to Section 2.1(a) shall be made based on Seller’s accrual accounting system provided such system is in accordance with GAAP or International Financial Reporting Standards (as applicable). Adjustments made to accrued amounts used to calculate the Purchased Product Royalty for a Calendar Quarter after the payment of such Purchased Product Royalty shall be applied to correspondingly adjust calculations of the Purchased Product Royalty for subsequent Calendar Quarters when such adjustments are made. Seller shall provide to Purchaser documentation reasonably necessary to explain or support such adjustments.

(c) All payments of Purchased Product Royalty under this Section 2.1 and any other payment made by Seller or its Affiliates to Purchaser under this Agreement will be made in U.S. dollars by wire transfer of immediately available funds, free and clear of all Encumbrances and without offset or reduction by Seller or its Affiliates of any kind (except pursuant to the reconciliation procedures under this Section 2.1 or pursuant to Section 2.4), to such account as Purchaser will notify Seller in writing.

(d) Seller will, and will cause its Affiliates to, hold in trust for the benefit of Purchaser any portion of Product Payments constituting Purchased Receivables until such funds are paid to Purchaser within the time period provided therefor under this Agreement.

(e) In the event that Applicable Laws in any country render it impossible or illegal for Seller or any of its Affiliates, licensees or sublicensees to transfer, or have transferred on its behalf, Purchased Product Royalty payments to Purchaser, Seller or its Affiliate shall promptly notify Purchaser of the conditions preventing such transfer and such Purchased Product Royalty payments shall be deposited in local currency in the relevant country to the credit of Purchaser in a recognized banking institution designated by Purchaser or, if none is designated by Purchaser within a period of [**] days, in a recognized banking institution selected by Seller or its Affiliate, licensee or sublicensee, as the case may be, and identified in a notice given to Purchaser.

2.2    Deliverables Due to Purchaser.

(a) Each Calendar Quarter during the Royalty Period, concurrently with Seller’s payment of the Purchased Product Royalty for such Calendar Quarter pursuant to Section 2.1(a)(ii), Seller will send a written report to Purchaser showing (i) the Product Net Sales for the Calendar Quarter in question (and for that Calendar Year to date), specifying in reasonable detail how such Product Net Sales were calculated, (ii) a breakdown of such Product Net Sales by Product and country, (iii) other Product Payments actually received in the Calendar Quarter in question, (iv) the royalty rate used to calculate such Purchased Product Royalty payment for such Calendar Quarter, and (v) the calculation of the Purchased Product Royalty owed and paid for such Calendar Quarter, certified on behalf of Seller by an executive officer of Seller as true and complete in all material respects (each such report, a “Royalty Report”). Seller shall require its Affiliates, licensees and sublicensees to report to Seller information relating to Product Net Sales as necessary to enable Seller to comply with Seller’s obligations under this Section 2.2(a).

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(b) Within [**] days after the end of each of the first three Calendar Quarters of a Calendar Year during the Royalty Period, Seller will provide Purchaser with copies of the unaudited balance sheets of Seller and its consolidated Affiliates for the corresponding Calendar Quarter, the related unaudited consolidated statements of income and cash flows for such Calendar Quarter and the notes, if any, to such financial statements (the “Unaudited Financial Statements”) certified on behalf of Seller by an executive officer of Seller as true and complete in all material respects; provided that, following a Change of Control of Seller, such obligation to provide Unaudited Financial Statements pursuant to this Section 2.2(b) shall be limited to financial statements of Seller or the surviving entity that combines with Seller or acquires Seller’s Product assets, and shall not apply to any Affiliates of such acquiring entity.

(c) Each Calendar Quarter following the commencement of the Royalty Period, Seller will provide Purchaser with a written statement, which describes the approximate level of resources (both monetary and personnel) Seller plans to allocate to the promotion and marketing of Product in the Territory for the Calendar Quarter immediately following the Calendar Quarter related to such payment (each such statement, a “Resource Allocation Statement”); provided that, following a Change of Control of Seller, such obligation to provide Resource Allocation Statements shall be limited to providing such statements on [**] basis.

(d) Each Calendar Quarter during the Royalty Period, Seller will provide Purchaser with a written statement, which describes the actual level of resources (both monetary and personnel) allocated to the promotion and marketing of Product in the Territory for the Calendar Quarter immediately preceding the Calendar Quarter for which such payment is due, certified on behalf of Seller by an executive officer of Seller as true and complete in all material respects; provided that, following a Change of Control of Seller, such obligation to provide such statements shall be limited to providing such statements on [**] basis.

(e) Within [**] days after the end of each Calendar Year during the Royalty Period, Seller will provide Purchaser with copies of the audited balance sheets of Seller and its consolidated subsidiaries for such Calendar Year, the related audited consolidated statements of income and cash flows for such Calendar Year, the notes to such financial statements, the report on such audited information by Ernst & Young (or such other independent certified public accounting firm as the Seller determines), certified on behalf of Seller by an executive officer of Seller as true and complete in all material respects.

(f) Notwithstanding the foregoing provisions of this Section 2.2, Seller shall not be required to provide Purchaser with the information and documents specified in Section 2.2(b), (c), (d) or (e) as to any period for which Purchaser receives information as a “Major Investor” pursuant to Seller’s Third Amended and Restated Investors’ Rights Agreement, as such agreement may be amended after the Effective Date.

(g) Notwithstanding the foregoing provisions of this Section 2.2, Seller shall not be required to provide Purchaser with the information and documents specified in Section 2.2(b) or (e) as to any period for which Seller or any of its consolidated Affiliates is subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

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2.3    Records; Audit Rights.

(a) Seller will, and will cause its Affiliates, licensees and sublicensees to keep and maintain, for a period of [**] Calendar Years from the end of an applicable Calendar Year, accounts and records of all data reasonably required to verify Product Payments and Royalty Reports and to verify and calculate the amounts to be paid to Purchaser under this Agreement, and to verify the expenses for which the Purchase Price proceeds were used. Seller shall require its Affiliates, licensees and sublicensees conducting activities with respect to Products to report to Seller all information required to be provided to Purchaser pursuant to Section 2.2(a). Purchaser shall treat such information as Confidential Information of Seller.

(b) During the Term and for [**] Calendar Years thereafter, during normal business hours and upon at least [**] Business Days’ prior written notice to Seller, but no more frequently than [**] per Calendar Year (unless a prior audit has determined that Seller has under-reported Product Payments by more than [**] percent ([**]%) for a Calendar Year, in which case Purchaser shall be entitled to [**]), and no more than [**] with respect to each [**] during the Royalty Period, Purchaser shall have the right to audit, through an independent certified public accountant selected by Purchaser that is acceptable to Seller (which acceptance will not be unreasonably withheld, conditioned or delayed), those accounts and records of Seller and Seller’s Affiliates as may be reasonably necessary to verify the accuracy of the Royalty Reports and the amounts received by Purchaser (provided, however, that, prior to conducting any such audit, such accountant will have entered into a confidentiality agreement in form and substance reasonably satisfactory to Seller). Purchaser’s independent certified public accountant will keep confidential all information obtained during such audit and will issue a written report to Purchaser and to Seller with only: (i) the actual amount of Product Net Sales made during the Calendar Year(s) in question, (ii) the resulting over- or under-payment of Purchased Product Royalty to Purchaser that occurred during the Calendar Year(s) in question; and (iii) the details of any discrepancies between the Purchased Product Royalty that was paid and the Purchased Product Royalty that should have been paid. The Seller’s determination of the actual amount of Purchased Product Royalty to be paid to Purchaser under this Agreement with respect to any Calendar Year will be binding and conclusive on the Parties upon the expiration of [**] Calendar Years following the end of such Calendar Year, unless an audit of such Calendar Year has been initiated before the expiration of such [**] Calendar Year period and is ongoing, in which case the determination of Purchased Product Royalty shall be based on the results of such audit and, if applicable, the resolution of any dispute between the Parties regarding such results. Either Party shall have the right to dispute the results of any audit conducted pursuant to this Section 2.3 by giving written notice to the other Party of such dispute within [**] Business Days of Seller’s receipt of the audit report, in which case such dispute shall be resolved in accordance with Section 9.10.

(c) Purchaser is solely responsible for all the expenses of the independent certified accountant, unless the independent certified public accountant’s report (or subsequent dispute resolution, if Seller disputes such report) shows any underpayment by Seller exceeding [**] percent ([**]%) of the payment owed to Purchaser for any of the Calendar Years then being

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reviewed. If the independent certified public accountant’s report (or subsequent dispute resolution, if Seller disputes such report) shows that Seller underpaid Purchaser by more than [**] percent ([**]%), Seller shall be responsible for the reasonable expenses incurred by Purchaser for the independent certified public accountant’s services for such audit. Any payment owed by one Party to another as a result of the audit shall be made within [**] Business Days of the receipt of the audit report (or the final determination of dispute resolution, if a Party disputes such report), free and clear of any and all Encumbrances. In addition, any payment under this Section 2.3 shall bear interest in accordance with Section 2.5.

(d) Upon written request of Purchaser, Seller shall conduct an audit of Product Net Sales by its Affiliates, licensees or sublicensees necessary to confirm the reports provided by such Persons to Seller as set forth in Section 2.3(a). Seller shall require such Persons to agree to allow Seller to conduct such audit on terms substantially similar to those provided in Section 2.3(a).

2.4    Taxes.

(a) Except as otherwise set forth in this Section 2.4, all payments made by one Party to the other Party under this Agreement shall be made free and clear of any withholding or other Tax.

(b) Seller shall be entitled to deduct and withhold from any payments payable or otherwise deliverable pursuant to this Agreement such amounts as Seller and Purchaser reasonably agree is required to be deducted or withheld therefrom under any provision of federal, state, local or foreign Tax law. If Seller and Purchaser are unable to agree on whether withholding is required (or on the amount of the required withholding), the Parties shall refer the matter to a mutually agreeable independent accounting firm (the “Arbitrator”), whose decision shall be binding on the Parties. The fees and expenses of the Arbitrator shall be borne by the Party against whom the Arbitrator decides. If the Parties are unable to agree on whether withholding is required (or on the amount of the required withholding), Seller shall delay making the payment to Purchaser of either the entire amount, or if Purchaser so requests in writing promptly after the Arbitrator is engaged to resolve such issue, only the amount that Seller believes should be withheld, in either case until such matter is resolved pursuant to this Section 2.4(b). Any such delayed payment shall, to the extent of such delay, be deemed not to be a late payment and no late payment interest shall be payable pursuant to Section 2.5 in respect thereof.

(c) If Purchaser is entitled under any applicable Tax treaty to a reduction in the rate of, or the elimination of, applicable withholding Tax, it may deliver to Seller or the appropriate Governmental Authority (with the assistance of Seller to the extent that such assistance is reasonably required and requested by Purchaser in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Seller of its obligation to withhold Tax, and Seller shall apply the reduced rate of withholding, or dispense with withholding, as the case may be, provided that Seller has received evidence, in a form reasonably satisfactory to Seller, of Purchaser’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) prior to the time at which the payments are due (as such time may be delayed pursuant to Section 2.4(b)).

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(d) If, in accordance with the foregoing, Seller withholds any amount, it shall (i) timely remit to Purchaser the balance of such payment; (ii) timely remit the full amount withheld to the proper Governmental Authority; and (iii) send to Purchaser written proof of remittance of the full amount withheld within [**] days following remittance. For purposes of this Agreement, any amount so withheld and paid over to the applicable Governmental Authority shall be considered to have been paid to Purchaser at the time so withheld.

(e) Purchaser and Seller further agree to furnish or cause to be furnished to each other, upon request, in a timely manner, such information (including access to books and records) and assistance as is reasonably necessary for the filing of any tax return relating to Taxes withheld by Seller from payments made to Purchaser pursuant to this Section 2.4.

2.5    Interest. In the event a payment under this Agreement is not made when due hereunder, the amount of such outstanding payment will accrue interest (from the date such payment is due through and including the date on which full payment is made) at an annual rate equal to the lesser of (a) [**] percent ([**]%) plus the Prime Rate on the date when the payment was due and calculated daily on the basis of a 365-day or 366-day year, as applicable or (b) the maximum rate permitted under Applicable Law. Payment of accrued interest will accompany payment of the outstanding payment. “Prime Rate” means the prime rate as reported in The Wall Street Journal, Eastern U.S. Edition, on the date such payment is due.

2.6    No Other Compensation. Purchaser and Seller hereby agree that the terms of this Agreement fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by Purchaser to Seller and by Seller to Purchaser in connection with the Purchase Price and the Purchased Receivables. Neither Seller nor Purchaser have previously paid or entered into any other commitment to pay, whether orally or in writing, any Seller or Purchaser employee, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the Purchase Price and the Purchased Receivables.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of Seller. Seller represents and warrants to Purchaser, as of the First Closing Date, except as otherwise set forth on the Disclosure Schedule attached as Schedule 3.1 to this Agreement, as follows:

(a) Organization. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to do so shall reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(b) Ownership Rights. Seller is the sole owner of all legal and equitable title to the Purchased Receivables, entitled to exercise its rights in connection therewith, free and clear of all Encumbrances, other than Permitted Encumbrances, such that, upon consummation of this Agreement, Purchaser will become entitled to receive, free and clear of all Encumbrances,

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other than Permitted Encumbrances, the Purchased Receivables. Seller has not pledged, sold, transferred, conveyed, assigned or delivered any interest in the Purchased Receivables to any other Person, or agreed to do so, and Seller has the full right, power and authority to sell, transfer, convey, assign and deliver the Purchased Receivables to Purchaser, free and clear of all Encumbrances, other than the Permitted Encumbrances. Subject to any potential Recharacterization, upon the sale, transfer, conveyance, assignment and delivery of the Purchased Receivables to Purchaser pursuant to this Agreement, Purchaser will be the sole owner of all legal and equitable title to the Purchased Receivables, free and clear of any Encumbrances, other than the Permitted Encumbrances.

(c) Authorization. Seller has all requisite corporate power, right and authority and all Material Licenses, authorizations, consents and approvals of all Governmental Authorities (excluding marketing and pricing approvals for any Product and excluding any clearance under the HSR Act) required to carry on its business as it is presently carried on by Seller, to enter into, execute and deliver this Agreement, the other Transaction Documents to which it is a party and the other documents to be delivered by Seller pursuant to Sections 1.5 and 1.7, to sell, assign, transfer, convey and deliver the Purchased Receivables to Purchaser and to perform all of the covenants, agreements, and obligations to be performed by Seller under the Transaction Documents. The Transaction Documents to which Seller is a party have been duly executed and delivered by an authorized officer of Seller and each constitutes Seller’s valid and binding obligation, enforceable against Seller in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and to equitable principles (whether considered in a Proceeding in equity or at law).

(d) No Conflicts. Neither the execution and delivery of this Agreement or the other Transaction Documents by Seller nor the performance or consummation of this Agreement or the other Transaction Documents to which Seller is a party or the transactions contemplated hereby or thereby by Seller will: (i) contravene or conflict with, result in a Breach or violation of, constitute a default or accelerate the performance under (with due notice or lapse of time or both), in any respect, the terms of (A) to Seller’s Knowledge, any Applicable Law, (B) any provisions of the certificate of incorporation or bylaws (or other organizational or constitutional documents) of Seller, or (C) any material contract, agreement, or other arrangement to which Seller or any of its Affiliates is a party or by which Seller or any of its Affiliates or any of their respective assets is bound or (ii) result in the creation or imposition of any Encumbrance (except as provided in this Agreement) on the Purchased Receivables or the Additional Collateral.

(e) No Consent. The execution and delivery by Seller of this Agreement and the other Transaction Documents, and the performance by Seller of its obligations and the consummation by Seller of any of the transactions contemplated hereby and thereby, do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for (i) the filing of proper financing statements under the UCC, (ii) the filing of a duly prepared patent security agreement in the PTO, (iii) filings required by federal securities laws or stock exchange rules, (iv) any filings or clearances required under Section 1.9 and (v) marketing and pricing approvals for the Products.

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(f) Solvency. Immediately after the First Closing, (i) the fair saleable value of Seller’s assets will be greater than the sum of its debts and other obligations, including contingent liabilities, (ii) the present fair saleable value of Seller’s assets will be greater than the amount that would be required to pay its probable liabilities on its existing debts and other obligations, including contingent liabilities, as they become fixed and matured, (iii) Seller will not have unreasonably small capital with which to engage in its business, as currently conducted, and (iv) Seller does not have present plans or intentions to incur debts or other obligations or liabilities beyond its ability to pay such debts or other obligations or liabilities as they become fixed and matured.

(g) No Litigation. There is no Proceeding against Seller, or to the Knowledge of Seller, investigation, pending or, to the Knowledge of Seller, threatened against Seller or its Affiliates, at law or in equity (including any that challenges the validity, ownership or enforceability of any of the Product Patent Rights or Product Trademarks), which, in each case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Compliance with Laws. Seller is not in violation of, and has not violated or been given written notice of any violation of, and, to the Knowledge of Seller, is not under investigation with respect to, and has not been threatened to be charged with, any violation of, any Applicable Law that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i) Partnering Transactions. There currently are no Partnering Transactions.

(j) Product Patent Rights; Know-How.

(i) Schedule 3.1(j) contains a complete and accurate list of all Product Patent Rights in the Territory owned by Seller and its Affiliates and those Product Patent Rights that are otherwise Controlled by Seller of which Seller has Knowledge.

(ii) Except as set forth on Schedule 3.1(j), Seller is the exclusive owner of the Product Patent Rights, free and clear of all Encumbrances, other than Permitted Encumbrances.

(iii) To Seller’s Knowledge, except as set forth on Schedule 3.1(j), each of the issued Product Patent Rights (A) is valid and subsisting and no such listed Product Patent Right has lapsed, expired, been cancelled or become abandoned, and (B) is valid and enforceable.

(iv) To Seller’s Knowledge, (A) no Product Patent Right has been or is now involved in any interference, reissue, reexamination, or opposition Proceeding, (B) except as would not reasonably be expected to have a Material Adverse Effect, there is no published Patent, printed publications or other prior art that would reasonably be expected to adversely affect the patentability of the inventions claimed in the Product Patent Rights listed in Schedule 3.1(j) in any material respect, and (C) there is no published Patent, printed publications or other prior art that would reasonably be expected to adversely affect the validity or enforceability of the claims of the issued Patents set forth on Schedule 3.1(j) in any material respect.

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(v) No claims made to Seller in writing or Proceedings to which Seller was a party have been made or conducted or, to the Knowledge of Seller, threatened, against Seller or any of its Affiliates claiming that any of Seller’s rights in the Product Patent Rights or the development, manufacture, use, sale, offer for sale or importation of any Product, infringes, misappropriates, or otherwise violates any intellectual property right of any Third Person.

(vi) To the Knowledge of the Seller, no Third Person is currently infringing, misappropriating, or otherwise violating the Product Patent Rights or other patent, patent application or Know-How Controlled by Seller in any manner that would reasonably be expected to adversely affect Seller’s development or commercialization of Products in any material respect.

(vii) Seller has not received any written notice from a Third Person alleging that the current or future making, having made, use, sale, offer to sell, import or export, of Products infringes on any rights of such Third Person. There is no pending or, to the Knowledge of Seller, threatened Proceeding involving an assertion or claim that the current or future making, having made, use, sale, offer to sell, import or export, of Products infringes on any rights of such Third Person, and, to the Knowledge of Seller, the making, having made, use, sale, offer to sell, import or export, of Products does not infringe on any rights of any Third Person.

(viii) Seller has complied in all material respects with all applicable duties of candor and good faith in dealing with applicable patent offices with respect to the Product Patent Rights.

(k) Certain Regulatory Matters Regarding Product.

(i) Seller holds, and is operating in compliance with, all permits, licenses, franchises, approvals, authorizations and registrations of the FDA, EMA and other Regulatory Authorities material to the conduct of its business as currently conducted (collectively, the “Regulatory Permits”) in all material respects, and all such Regulatory Permits are in full force and effect. Seller has fulfilled and performed all of its material obligations with respect to the Regulatory Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of Seller as the holder of any Regulatory Permit. Seller has operated and currently is in compliance in all material respects with Applicable Law administered or enforced by the FDA, EMA and other applicable Regulatory Authorities. Seller has not received notice of any pending or threatened Proceeding from the FDA, EMA or other applicable Regulatory Authority alleging that any operation or activity of Seller is in violation of any Applicable Law and no such Proceeding is currently pending.

(ii) The clinical, pre-clinical and other studies and tests relating to Products conducted by or on behalf of or sponsored by Seller were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research

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procedures and all Applicable Law, including, but not limited to, the United States Federal Food, Drug, and Cosmetic Act and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312. No investigational new drug application filed by or on behalf of the Company with the FDA relating to a Product has been terminated or suspended by the FDA, and neither the FDA, EMA, nor any other Regulatory Authority has commenced, or, to the Knowledge of Seller, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay or suspend, any proposed or ongoing clinical investigation conducted or proposed to be conducted by or on behalf of Seller relating to a Product.

(iii) Seller is not the subject of any pending or, to Seller’s Knowledge, threatened investigation in respect of the Seller or Product, by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. None of the Seller and its officers, employees or agents has been convicted of any crime or engaged in any conduct that could result in a material debarment or exclusion (i) under 21 U.S.C. Section 335a, or (ii) any similar Applicable Law. As of the Effective Date, no claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment or exclusion are pending or threatened against Seller or any of its officers, employees or agents.

(l) Product Trademarks.

(i) Schedule 3.1(l) contains a complete and accurate list of all registered Product Trademarks that exist as of the Effective Date.

(ii) Seller owns the entire right, title, and interest in, to and under the Product Trademarks, including all goodwill pertaining thereto, the right to conduct business under the Product Trademarks, the right to license others under the Product Trademarks, and all rights to sue, counterclaim and collect damages and payments for claims of past, present and future infringements, unfair competition or misappropriations thereof, and all income, royalties, damages and payments now or hereafter due or payable with respect to the Product Trademarks.

(iii) The Product Trademarks are not subject to any Encumbrance created by, though, or under Seller or any other Person, other than the Permitted Encumbrances.

(iv) Seller has not purported to transfer or assign any of the Product Trademarks to any Person.

(v) To Seller’s Knowledge, all Product Trademarks are currently in compliance in all material respects with all Applicable Law (including the timely post-registration filing of affidavits of use and incontestability and renewal applications or similar documents required for such material compliance), and are valid and enforceable.

(vi) To Seller’s Knowledge, no Product Trademark has been or is now involved in any opposition, invalidation or cancellation Proceeding and, to Seller’s Knowledge, no such action is threatened with respect to any of the Product Trademarks.

(vii) To Seller’s Knowledge, no Product Trademark is infringed or has been challenged, or threatened in writing to be challenged, by any Third Person. To Seller’s Knowledge, none of the Product Trademarks used by Seller or any of its Affiliates infringes or is alleged to infringe any trade name, trademark or service mark of any Third Person.

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(m) No Brokers Fees. Neither Seller nor any of its Affiliates has retained any Person to whom any brokerage commission, finder’s fee or other like payment is or will be due in connection with this Agreement or the other Transaction Documents to which Seller is a party or the consummation of the transactions contemplated hereby or thereby.

(n) Subordination. The claims and rights of Purchaser created by any Transaction Document in, to and under the Purchased Receivables are not subordinated to any creditor of Seller or any other Person or Governmental Authority.

(o) UCC Representations and Warranties. Seller’s exact legal name is, and has always been “Ophthotech Corporation”. The principal place of business and principal executive offices of Seller have been, and the office where it keeps its books and records relating to the Product Patent Rights, Product Trademarks and the Purchased Receivables has been located at 90 Cleveland Lane, Princeton NJ 08540 (from January 5, 2007 until December 9, 2007) or 5 Vaughn Drive, Princeton, NJ 08540 (from December 10, 2007 until the Effective Date); with the Seller maintaining a satellite office at One Penn Plaza, New York, NY 10119 (from September 30, 2007 until the Effective Date). Seller’s Federal Employer Identification Number is 20-818-5347. Seller has not changed its jurisdiction of organization in the five (5) years prior to the Effective Date.

(p) No Encumbrances; No Material Liabilities. Without limiting the generality of any of the representations or warranties of Seller to Purchaser herein, no Encumbrance exists on the Collateral other than Permitted Encumbrances. There are no material Liabilities of Seller or its Affiliates relating to or affecting the Purchased Receivables or the Additional Collateral, whether accrued, contingent, absolute, determined, determinable or otherwise, which would reasonably be expected to result, individually or in the aggregate, in any Material Adverse Effect.

(q) Disclosure. Seller has delivered or made available to Purchaser true and complete copies of each agreement, data, contract or other document or information that has been requested in writing by Purchaser. To the Knowledge of Seller, no representation or warranty by Seller contained in this Agreement, the Security Interest Agreement or the Bill of Sale contains any untrue statement of a material fact or omits to state any material fact necessary to make any statement contained herein or therein not misleading, in either case that would reasonably be expected to have a Material Adverse Effect; provided that, for clarity, this representation and warranty has no effect on any other representation or warranty by Seller contained in this Agreement, the Security Interest Agreement or the Bill of Sale.

(r) No Other Commitments. Neither Seller nor any of its Affiliates is a party to or otherwise bound by any contract, agreement, commitment or instrument that provides any counterparty thereto or issuer thereof with any rights, the exercise of which would reasonably be expected to conflict with Purchaser’s rights or Seller’s obligations under this Agreement, the Security Interest Agreement or the Bill of Sale.

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(s) Taxes. Seller has timely filed with the appropriate Tax authorities all material Tax returns required to be filed, and all such Tax returns are complete and accurate in all material respects. All material Taxes due and owing by Seller (whether or not shown on any Tax returns) have been paid. No material deficiencies for Taxes of Seller have been claimed, proposed or assessed in writing by any Taxing or other Governmental Authority. There are currently no audits, assessments or other actions for or relating to any material Liability in respect of Taxes of Seller, and Seller has received no written notification that any such proceeding is pending, threatened or contemplated by any Governmental Authority, except as would not reasonably be expected to have a Material Adverse Effect.

(t) Listed Anti-PDGF Aptamers. The Listed Anti-PDGF Aptamers constitute all of the aptamers that have previously been identified in Seller’s development program for Fovista as potential back-ups for Fovista or as having sufficient anti-PDGF activity to be reasonably considered as potential back-ups for Fovista.

3.2    Representations and Warranties of Purchaser. Purchaser represents and warrants to Seller, as of the Closing Date, as follows:

(a) Organization. Purchaser is a company duly incorporated and validly existing under the laws of Denmark.

(b) Authorization. Purchaser has all necessary power, right and authority and all licenses, authorizations, consents and approvals of all Governmental Authorities (excluding any clearance under the HSR Act) required to carry on its business as it is presently carried on by Purchaser, to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform all of the covenants, agreements, and obligations to be performed by Purchaser hereunder and under the Transaction Documents to which it is a party. This Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by Purchaser and each constitutes Purchaser’s valid and binding obligation, enforceable against Purchaser in accordance with its respective terms, subject to bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and to equitable principles.

(c) No Conflicts. Neither the execution and delivery of this Agreement or any other Transaction Documents by Purchaser nor the performance or consummation of this Agreement or any other Transaction Documents to which Purchaser is a party or the transactions contemplated hereby or thereby by Purchaser will contravene or conflict with, result in a Breach or violation of, constitute a default or accelerate the performance under (with due notice or lapse of time or both), in any respect, the terms of: (i) to Purchaser’s Knowledge, any Applicable Law; (ii) any material contract, agreement, or other arrangement to which Purchaser is a party or by which Purchaser or any of its assets is bound or committed; or (iii) the applicable organizational or constitutional documents of Purchaser.

(d) No Consent. The execution and delivery by Purchaser of this Agreement and the other Transaction Documents, and the performance by Purchaser of its obligations and the consummation by Purchaser of any of the transactions contemplated hereby and thereby, do not require any consent, approval, license, order, authorization or declaration from, notice to,

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action or registration by or filing with any Governmental Authority or any other Person, except for (i) the filing of documentation contemplated by Sections 5.5 or 5.6 or the Security Interest Agreement, (ii) filings required by federal securities laws or stock exchange rules, (iv) any filings or clearances required under Section 1.9 and (v) marketing and pricing approvals for the Products.

(e) No Brokers Fees. Neither Purchaser nor any of its Affiliates has retained any Person to whom any brokerage commission, finder’s fee or other like payment is or will be due in connection with this Agreement or the other Transaction Documents to which Purchaser is a party or the consummation of the transactions contemplated hereby or thereby.

(f) Resources and Liquidity. Purchaser has as of the Effective Date, and will have prior to the First Closing Date, the Second Closing Date and the Third Closing Date, as applicable, sufficient cash to fund the First Purchase Price, the Second Purchase Price, the Third Purchase Price and any other amounts required to be paid by Purchaser in connection with the consummation of the transactions contemplated by this Agreement, and there is no restriction on the use of such cash for such purposes that would interfere with Purchaser’s obligations under this Agreement. Purchaser has the financial resources and capabilities to fully perform all of its obligations under this Agreement.

3.3    Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES, AND RENOUNCES ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

3.4    No Guarantee. Without limiting Seller’s express representations, warranties and covenants in this Agreement or obligations under this Agreement, Purchaser acknowledges that Seller cannot and does not Guarantee or otherwise assure (i) the market potential or commercial success of Fovista, (ii) that Third Persons do not have Intellectual Property or other rights, or would not take actions, that may adversely impact the development, marketing and/or commercialization of Fovista or (iii) that any Governmental Authority, insurer or other Third Person will not take any action or fail to take any action that may adversely impact the development, pricing, marketing and/or commercialization of Fovista.

ARTICLE 4

JOINT OVERSIGHT COMMITTEE.

4.1    Overview of the JOC. Seller and Purchaser shall establish a joint oversight committee in accordance with this Section 4.1 (the “JOC”). The JOC shall be formed within [**] days following any point in time period during the Term at which all Person(s) designated or appointed by Purchaser or an Affiliate of Purchaser cease to hold a seat on Seller’s board of directors, and thereafter shall remain in effect unless and until such a Person designated or appointed by Purchaser does hold a seat on Seller’s board of directors, subject to Section 4.5. The JOC shall serve as a forum for discussing and sharing information relating to Seller’s progress, itself and with or through Affiliates or Partners, in the development, manufacture and commercialization of Products.

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4.2    Composition of the JOC. Each Party shall appoint [**] representatives as its members of the JOC. The Parties’ respective representatives shall jointly be responsible for calling meetings, setting the agenda, circulating the agenda at least [**] days prior to each meeting and distributing minutes of the meetings within [**] days following such meetings (provided that the JOC may elect to delegate the performance of such responsibilities to individual members of the JOC from time to time). The Parties’ respective representatives will coordinate with one another to schedule each JOC meeting at least [**] in advance of such meeting. Each Party’s representatives shall disclose to the other Party’s representatives any proposed agenda items, along with appropriate information and materials reasonably in advance of each meeting of the JOC. Each Party’s members of the JOC shall have substantial experience in pharmaceutical product research and development. Each Party may replace its members of the JOC upon written notice to the other Party. From time to time, the JOC may invite personnel of either Party to participate in discussions of the JOC.

4.3    Responsibilities of the JOC. The JOC’s responsibilities will include (i) reviewing progress under and (subject to Section 5.1(j)) any changes to the Fovista Development Plan and Fovista Development Timeline, and discussing the bases for such changes, (ii) performing quarterly reviews of the progress of development, manufacturing and commercialization of Fovista or, if applicable, other Products, and activities with respect to the filing, prosecution, registration, maintenance and enforcement of the Product Patent Rights or the Product Trademarks; (iii) reviewing progress toward obtaining Regulatory Approval of Products, including relevant filings with Regulatory Authorities, (iv) reviewing any proposal to stop, impose a hold on or otherwise suspend any clinical trial for a Product, (v) reviewing and discussing initial commercialization plans and sales forecasts for Fovista or other Products; (vi) discussing information with respect to developments with respect to any Partnering Transactions relating to Products, Material Licenses, Seller’s and Third Person’s Intellectual Property relating to Products or competitive products, potential or actual infringement or misappropriation of the Product Patent Rights and challenges to or enforcement of such Patents, or any Proceedings with respect to the foregoing, (vii) facilitating the exchange of information and materials with respect to the foregoing, and with respect to other information required to be provided to Purchaser under this Agreement, (viii) performing such other functions as appropriate to further the purposes of this Agreement as determined by the Parties. Notwithstanding the foregoing, the Parties acknowledge that (A) Seller must be enabled to comply with any confidentiality obligations to its Partners and accordingly, the JOC shall structure its meetings so as to observe Seller’s confidentiality obligations to its Partners, provided that Seller shall use Commercially Reasonable Efforts to obtain from its Partners permission to disclose the foregoing information to Purchaser, subject to Purchaser’s confidentiality obligations and (B) Purchaser’s JOC representatives may be excluded from access to any information or material of Seller if the Seller determines in good faith that such exclusion is reasonably necessary to preserve the attorney-client privilege or to protect highly confidential proprietary information.

4.4    Meetings of the JOC. The JOC shall hold meetings at Seller’s offices or at such other times and places as may be agreed by the members of the JOC, but in no event shall such meetings be held less frequently than once every [**] months during time periods when it is in

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existence. Meetings of the JOC will be effective only if [**] representatives of each Party are in attendance or participating in the meeting. Each Party will be responsible for the expenses incurred in connection with its employees, consultants and its members of the JOC attending or otherwise participating in JOC meetings.

4.5    Disbanding. Purchaser shall have the right in its sole discretion to disband the JOC and, after doing so, subject to Section 4.1, to recommence its participation in the JOC, in each case upon advance written notice to Seller.

ARTICLE 5

COVENANTS OF SELLER; SECURITY INTEREST

Seller covenants and agrees with Purchaser that for the duration of the Term, Seller will perform the obligations set forth below:

5.1    Seller’s Responsibilities.

(a) Except as otherwise set forth in Section 1.8(k), Seller (directly or with or through a Partner), shall use Commercially Reasonable Efforts to do the following:

(i) complete activities under the Fovista Development Plan substantially in accordance with the Fovista Development Timeline;

(ii) apply for, in accordance with the Fovista Development Plan and Fovista Development Timeline, and obtain and maintain, Regulatory Approval of Fovista for the treatment of AMD in at least the Major Markets;

(iii) provide, or require Third Person suppliers or licensees or sublicensees to provide, a consistent supply of the Product to meet Seller’s and its Affiliates’, licensees’ and sublicensees’ requirements of Product for clinical and commercial purposes, except to the extent that failure to provide, or to require provision of, such supply would not adversely affect the development or commercialization of Products in any material respect;

(iv) comply with any and all requirements for post-marketing follow-up studies imposed by Regulatory Authorities with respect to Products, and information reporting requirements with respect to Products in accordance with Applicable Laws, except to the extent that noncompliance would not adversely affect the development or commercialization of Products in any material respect; and

(v) commercialize Fovista, on a country by country basis, after obtaining Regulatory Approval of Fovista in such country.

Seller’s obligations to use Commercially Reasonable Efforts as specified in this Section 5.1(a) will extend to all activities with respect to Fovista set forth in the Fovista Development Plan without regard for whether or not Seller obtains additional financing beyond the Purchase Price paid by Purchaser hereunder, but notwithstanding the foregoing, prior to the occurrence of Seller entering into a Partnering Transaction pursuant to which Seller has granted or committed to grant to a Third Person a license or other right to develop and commercialize Products in at

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least one Major Market and such Third Person either provides substantial funding or assumes substantial financial responsibility for Fovista Development Plan or other development or commercialization activities for Fovista, or the closing of a Change of Control of Seller, such obligations with respect to activities for Fovista beyond those in the Fovista Development Plan, including commercialization activities, shall be subject to Seller’s obtaining any additional financing necessary to carry out such activities. If Purchaser’s obligations to close the Second Purchase and/or Third Purchase are terminated pursuant to Section 1.8(c) because the representation in the second sentence of Section 3.1(p) is not true, then notwithstanding anything to the contrary in this Section 5.1, Seller’s obligations to use Commercially Reasonable Efforts as specified in this Section 5.1 shall be limited to conducting activities that can reasonably be conducted using the then-unspent portions of the Purchase Price that Purchaser paid to Seller prior to such termination and of proceeds received by Seller from any Partnering Transaction.

(b) If Seller decides to commercialize Fovista itself or through its Affiliates in one or more countries, Seller shall establish a trained sales force sufficiently in advance, as reasonably determined by Seller, of the anticipated Commercial Launch of Fovista in such country(ies). Any such sales force shall have an appropriate size given the market potential, competitive position of the Product, regional variation in forecasted demand, industry practices and other factors relevant to determining the size of such sales force. If Seller decides to commercialize Fovista with or through Partners in one or more countries, Seller shall select Partners for such purpose having, or having resources enabling such Partners to field, appropriate sales capabilities in the relevant countries for such purpose, as reasonably determined by Seller.

(c) Seller shall establish good faith working forecasts for Fovista sales following Regulatory Approval of Fovista, and provide such forecasts to Purchaser (such information may be provided through the JOC when it is in effect).

(d) If the development of Fovista is terminated or suspended for more than [**] months, then Seller shall, if consistent with using Commercially Reasonable Efforts, select an alternative Product described in subsection (b) of the definition of “Product” to develop in place of Fovista, and thereafter use Commercially Reasonable Efforts to develop, seek regulatory approval for, and commercialize such alternative Product on terms and conditions substantially similar to those provided in this Article 4, provided that Seller shall not be obligated to [**]. If Seller terminates development of all Products described in subsections (a) and (b) of the definition of “Product”, and Seller, or, acting pursuant to a license from Seller with respect to antagonists of PDGF, Seller’s Affiliates, licensees or sublicensees, research or develop products that are not described in subsections (a) and (b) of the definition of “Product” but that are antagonists of PDGF (“Other Products”), then prior to the earlier of (A) the end of the [**] year period following the date upon which all development of Products described in subsections (a) and (b) of the definition of “Product” terminates, or (B) the [**] anniversary of the Effective Date, then such Other Products shall become Products (even if such Other Products are not Covered by the Product Patent Rights). Notwithstanding the foregoing, if any Other Product is developed [**], and the proceeds of the Purchase Price are [**], then, notwithstanding subsection (c) of the definition of “Product,” such Other Product shall be [**] (for clarity, if Seller uses the Purchase Price to fund [**] the development of such Other Product [**] and such [**], then such Other Product developed [**].

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(e) If Seller selects an alternative Product to develop after the development of Fovista is terminated in accordance with Section 5.1(d), Seller shall propose an updated Fovista Development Plan and Fovista Development Timeline that shall govern the development of such alternative Product.

(f) Within [**] days after the First Closing Date, Seller shall [**]. Seller shall [**].

(g) As between Seller and Purchaser, Seller shall fund all expenses associated with the discovery, development and commercialization of Product, including the Funded Activities.

(h) With respect to the performance of this Agreement and the activities contemplated hereby, Seller will, and will require its Affiliates and sublicensees to, comply with all Applicable Law, except where compliance therewith is contested in good faith by appropriate proceedings or except as would not reasonably be expected to have a Material Adverse Effect.

(i) Seller shall not modify the Fovista Development Plan or the Fovista Development Timeline in any material manner without Purchaser’s written consent, which Purchaser shall not unreasonably withhold, delay or condition. It shall be unreasonable for Purchaser to withhold its consent, without limitation, if any modifications to such plan or timeline are required by a Regulatory Authorities.

(j) Seller will not, without the prior written consent of Purchaser:

(i) create, grant or allow to exist any Encumbrance on any of the Collateral other than (A) as required under this Agreement and (B) Permitted Encumbrances; or

(ii) commit to do or engage in any of the foregoing.

5.2    Seller’s Obligations with Respect to IP and In-Licenses.

(a) Seller shall, and shall cause its Affiliates (where applicable) to, use Commercially Reasonable Efforts to file, prosecute and maintain Patents included in the Product Patent Rights, including without limitation Patents Covering material new inventions arising after the Effective Date relating to the composition, manufacture, use, formulation, administration or other aspects of Products (but, with respect to such Patents licensed to Seller, only to the extent permitted under the applicable license agreements, including the In-License Agreements) (“New Patents”), and to use reasonable business judgment in determining whether to enforce such Patents against Third Person infringers commercializing competitive products (and, so long as Seller has determined to enforce such Patents, Seller shall, and shall cause its Affiliates (as applicable) to, use Commercially Reasonable Efforts to do so, to the extent it has the right to do so under the In-License Agreements or other applicable license agreements). Without diminishing the foregoing obligation, subject to any limitations on Seller’s right to do so pursuant to the In-License Agreements or other applicable license agreements, Seller shall permit Purchaser to enforce such Patents against such Third Person infringers commercializing competitive products if for any reason Seller and its Affiliates, licensors, licensees and sublicensees do not do so within [**] days after Seller learns of such infringement. If Purchaser

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so elects to enforce such rights, Seller shall, and shall require its Affiliates, licensees and sublicensees to, cooperate at Purchaser’s expense in enforcing such Patents against such infringers, and after Seller’s licensors under the In-License Agreements or other applicable license agreements have been paid their shares of the proceeds from such enforcement action, if applicable, any remaining proceeds shall first be allocated to reimburse Purchaser for its out-of-pocket expenses in prosecuting such enforcement action and then [**] percent ([**]%) of any remaining proceeds shall be paid to Seller (but deemed not to be Product-Related Damages). Seller shall promptly notify Purchaser if Seller learns of potential or actual infringement of the Product Patent Rights and shall keep Purchaser updated periodically on any plans known to Seller for actions to be, or that have been, taken by Seller, its Affiliates, licensors, licensees and sublicensees to enforce such Patents against such infringement or otherwise to cause such infringement to cease (unless Purchaser has elected to pursue such enforcement as provided above, in which case Purchaser shall keep Seller updated on such enforcement activities). Seller shall, promptly after filing any applications for New Patents or any applications for or registrations of trademarks with a Governmental Authority, file all documents necessary to perfect Purchaser’s security interest therein as Additional Collateral.

(b) Seller will, and will cause its Affiliates (as applicable) to, use Commercially Reasonable Efforts to maintain Know-How related to Products that is Controlled by Seller in confidence, subject to Seller’s right to exercise reasonable business judgment in disclosing Know-How in a manner consistent with Seller’s normal business practices relating to the protection of Seller’s proprietary information.

(c) With respect to the Product Trademarks, Seller will, and will cause its Affiliates (as applicable) to, use Commercially Reasonable Efforts to (i) prosecute pending trademark applications and (ii) maintain, keep in full force and effect and seek available trademark term extensions for such trademarks, subject to Seller’s right to exercise reasonable business judgment in maintaining trademark protection for the Products in a manner consistent with Seller’s normal business practices.

(d) Seller shall not terminate or amend in any respect that would have a Material Adverse Effect any material licenses necessary to develop, manufacture or commercialize Products, including the In-Licenses (“Material Licenses”) without Purchaser’s prior written consent, which Purchaser shall not unreasonably withhold, delay or condition; provided that, Seller may terminate or allow to lapse its Expanded Field (as such term is defined in the Archemix In-License) rights under the Archemix In-License without Purchaser’s prior written consent.

(e) Seller shall cure within the applicable grace period any material Breach of any Material License that, if uncured, would enable the licensor to have the right to terminate such license or diminish Seller’s rights thereunder.

(f) Other than Permitted Encumbrances, Seller shall not, and shall cause its Affiliates not to, pledge or grant a security interest to a Third Person in any Intellectual Property that is Controlled by Seller or, if applicable its Affiliates, and primarily related to Products or that cover the manufacture, use, composition, administration, delivery or formulation of Products or components thereof, or are otherwise incorporated into Products.

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(g) Other than Permitted Encumbrances, Seller shall not grant to any Affiliate or Third Person any right to receive any royalty on sales of Products or other interest in revenues from sales of Products that would conflict with or diminish the interest of Purchaser in the Product Payments.

(h) Seller shall not sell, transfer or out-license Intellectual Property that primarily relates to Products or that cover the manufacture, use, composition, administration, delivery or formulation of Products or components thereof, or is otherwise incorporated into Products, in any transaction that would allow a Third Person to use such Intellectual Property to develop or commercialize a product competitive with Products.

(i) Seller shall structure any Partnering Transaction, or any other grant to an Affiliate or Third Person of rights to make, use, sell, offer for sale or import Products, so as not to conflict or be inconsistent with, Seller’s obligations or Purchaser’s rights under this Agreement and not to create any Encumbrance (other than Permitted Encumbrances) on the Collateral.

(j) Seller shall structure any Change of Control, or any sale or transfer of any rights related to Products so as to require the acquirer or transferee to comply with, or, if Seller will survive such transaction, so that Seller remains obligated to comply with, and so as not to conflict or be inconsistent with, Seller’s obligations and Purchaser’s rights under this Agreement. Seller shall notify Purchaser in writing upon the effective date of any agreement governing a transaction described in this Section 5.2(j).

(k) Seller shall remain liable to Purchaser for its performance under this Agreement notwithstanding any Partnering Transaction or any Change of Control or sale or transfer of rights described in Sections 5.2(i) and (j).

(l) Seller shall, upon written request by Purchaser, keep Purchaser informed directly or, if applicable, through the JOC or Purchaser’s designee on Seller’s board of directors, regarding efforts to negotiate a Partnering Transaction, sale or transfer or any rights related to Products at a reasonable level of detail commensurate with the type of information provided to Seller’s board of directors. Upon execution of any such transaction, Seller shall provide Purchaser a copy of the agreement governing such transaction along with sufficient information to confirm that the transaction does not conflict with this Agreement as required hereunder, and, in the case of an acquisition or transfer (but not in the case of a license or sublicense) that the acquirer or transferee has assumed such obligations and agreed to abide by this Agreement, or, if Seller will survive such transaction, that Seller remains required to comply with this Agreement, including the requirements described in Sections 5.2(j) and (k) above. Notwithstanding the foregoing, the Parties acknowledge that, in providing information to Purchaser pursuant to this Section 5.2(l), (A) Seller must be enabled to comply with any confidentiality obligations to its Partners; provided that Seller shall use Commercially Reasonable Efforts to obtain from its Partners permission to disclose the foregoing information to Purchaser, subject to Purchaser’s confidentiality obligations and (B) Purchaser may be excluded from access to any information or material of Seller if Seller determines in good faith that such exclusion is reasonably necessary to preserve the attorney-client privilege or to protect highly confidential proprietary information.

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(m) To the extent within Seller’s Knowledge, Seller shall provide to Purchaser reports of material events and activities occurring with respect to the filing, prosecution, maintenance and enforcement of the Product Patent Rights or other Intellectual Property Controlled by Seller or its Affiliates relating to Products, or Intellectual Property of Third Persons that is relevant to Products, no less frequently than [**] each Calendar Quarter (with such reports being provided directly to Seller, or to Seller through the JOC or Purchaser’s designee on Seller’s board of directors).

(n) Promptly following the Effective Date, Seller shall use Commercially Reasonable Efforts to obtain all Third Person consents necessary to include Seller’s interests in the In-Licenses in the Additional Collateral.

5.3    Reimbursement of Fees and Expenses. Except as provided in Section 1.9, Seller shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. Except as provided in Section 1.9, Seller shall reimburse all of Purchaser’s reasonable out-of-pocket expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby, including in connection with the negotiation of, and conduct of closings under, this Agreement and the other Transaction Documents, provided that such reimbursement shall not exceed, for fees for legal work conducted prior to and through the First Closing, an aggregate of $[**] (the “Cap”). Within [**] days following the First Closing, Seller shall reimburse all such documented expenses and legal fees incurred by Purchaser prior to and through the First Closing, subject to the Cap on legal fees and expenses. Within [**] days following the Second Closing and Third Closing, as applicable,

Seller shall reimburse all such documented expenses and legal fees not previously reimbursed and incurred by Purchaser after the First Closing or Second Closing, as applicable, and prior to and through such closing.

5.4    Provision of Other Information.

(a) Seller shall provide to Purchaser information known to Seller (to the extent such information is not provided to Purchaser through the board of directors of Seller or the JOC) with respect to the following matters:

(i) material developments under any license agreements relating to Products and other material information requested in writing by Purchaser relating to such license agreements;

(ii) information relating to Seller’s and Third Persons’ Intellectual Property relating to Products or competitive products (including without limitation developments relating to allegations of infringement, invalidity, enforceability, oppositions, interferences and similar proceedings) that could reasonably be expected to adversely affect development or commercialization of Products in any material respect, and any other material information requested in writing by Purchaser relating to such Intellectual Property, upon written request by Purchaser; and

(iii) material interactions and communications with Regulatory Authorities with respect to Products, and any other material information requested in writing by Purchaser relating to interactions and communications with Regulatory Authorities with respect to Products.

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(b) Additionally, without limiting subsection (a), Seller shall notify Purchaser in writing as to the following matters within [**] Business Days (unless otherwise provided below) after Seller obtains Knowledge thereof:

(i) the filing of a DAA for a Product or an investigational new drug application for any new formulation of Fovista or any other Product;

(ii) the receipt by Seller, its Affiliates, licensees or sublicensees of any written communication from a Governmental Authority pertaining to a revocation, withdrawal, suspension, cancellation, termination or material modification of any DAA or other material approval by Governmental Authorities with respect to Products;

(iii) any decision of Seller to terminate the development and/or commercialization of any particular Product;

(iv) the receipt by Seller, its Affiliates, licensees or sublicensees of any written certification filed under the U.S. Drug Price Competition and Patent Term Restoration Act of 1984, or any other written communication, alleging or claiming that any Patent in the Product Patent Rights (or any claims in such documents) is invalid or that no infringement of a Patent in the Product Patent Rights will arise from the manufacture, use, import, export, offer for sale or sale of a product by a Third Person;

(v) the actual commencement of (or receipt by Seller of written notice of the threatened commencement of) any Proceeding to which Seller is (or, if commenced, would be) a Party related to Product, including such Proceedings alleging a Third Person’s infringement or misappropriation of the Product Patent Rights or Product Trademarks and such Proceedings alleging Seller’s or its Affiliate’s (or any of their respective licensees’ or sublicensees’) infringement or misappropriation of a Third Person’s Intellectual Property in the manufacture, use, sale, offer for sale or importation of a Product, to the extent any such matter referenced above would reasonably be expected to result in a Material Adverse Effect;

(vi) in the event Seller, its Affiliates, licensees or sublicensees are debarred, excluded, suspended, or otherwise ineligible to participate in federal health care programs in the United States, such as Medicare or Medicaid, or in federal procurement or other federal programs applicable to Products;

(vii) in the event Seller, its Affiliates, licensees or sublicensees become party to a settlement, consent or similar material agreement with any Governmental Authority regarding a Product;

(viii) in the event Seller, its Affiliates, licensees or sublicensees are charged by a Governmental Authority with, or convicted of, violating Applicable Law regarding a Product;

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(ix) in the event of any recall, suspension, market withdrawal or seizure, any material warning letter, or other written communication asserting lack of compliance with Applicable Law in any material respect by Seller, its Affiliates, licensees or sublicensees, in each case, with respect to Product;

(x) in the event that any clinical trial of a Product conducted by or on behalf of Seller, its Affiliates, licensees or sublicensees is suspended, put on hold or terminated prior to completion as a result of any action by the FDA or other Regulatory Authority or voluntarily;

(xi) the receipt by Seller, its Affiliates, licensees or sublicensees of any adverse written notice from the FDA or any other Regulatory Authority regarding the approvability or Regulatory Approval of a Product, excluding routine inquiries supporting registration;

(xii) any material Breach by Seller of any covenant, agreement or other provision of this Agreement or the Security Interest Agreement;

(xiii) that any representation or warranty made by Seller in this Agreement or the Security Interest Agreement or in any certificate delivered to Purchaser pursuant hereto or thereto that is qualified by materiality shall prove to be untrue, inaccurate or incomplete on the date as of which made, or that any representation or warranty made by Seller in this Agreement or the Security Interest Agreement that is not qualified by materiality shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made;

(xiv) any event, occurrence or development that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

(xv) Purchaser’s failure to have a first-priority perfected security interest in any of the Collateral under the applicable UCC (or any comparable law) of all applicable jurisdictions in the United States, and all federal laws of the United States, to the extent that such a security interest can be perfected by the filing of UCC financing statements or other filings; and

(xvi) the occurrence of a Bankruptcy Event, as to which Seller will, notwithstanding the [**] Business Day timeframe otherwise provided in this subsection (b), notify Purchaser in writing within [**] Business Days after Seller obtains Knowledge thereof.

(c) Each notification under the foregoing subsection (b) shall contain a summary of the event described therein.

(d) At the reasonable written request of Purchaser, Seller shall promptly provide to Purchaser such additional information as Purchaser shall reasonably request as to any applicable matter as to which Seller provides Purchaser with information pursuant to this Section 5.4, and Seller shall keep Purchaser reasonably informed, as reasonably requested by Purchaser, as to the status and proposed resolution of each such matter.

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(e) Notwithstanding the foregoing, the Parties acknowledge that, in providing information to Purchaser pursuant to this Section 5.4, (A) Seller must be enabled to comply with any confidentiality obligations to its Partners; provided that Seller shall use Commercially Reasonable Efforts to obtain from its Partners permission to disclose the foregoing information to Purchaser, subject to Purchaser’s confidentiality obligations, and (B) Purchaser may be excluded from access to any information or material of Seller if Seller determines in good faith that such exclusion is reasonably necessary to preserve the attorney-client privilege.

(f) The Parties agree that Purchaser may, on written notice to Seller, waive all or any part of its rights to receive further information from Seller under this Section 5.4; provided that Purchaser may reinstate its rights to receive further information from Seller under this Section 5.4 by subsequent written notice to Seller.

5.5    True Sale. Seller intends to transfer all right, title and interest in and to the Purchased Receivables to Purchaser pursuant to this Agreement. Purchaser and Seller intend and agree that the sale, conveyance, assignment and transfer of the Purchased Receivables shall constitute a true sale by Seller to Purchaser of the Purchased Receivables that is absolute and irrevocable and that provides Purchaser with the full benefits and detriments of ownership of the Purchased Receivables, and neither Purchaser nor Seller intends the transactions contemplated hereunder to be a financing transaction, borrowing or a loan from Purchaser to Seller. Each Party further agrees that it will treat the sale of the Purchased Receivables as a sale of “accounts” in accordance with the UCC. Seller disclaims any ownership interest in the Purchased Receivables upon the applicable closing hereunder with respect thereto and following such closing each of Seller and Purchaser waives any right to contest that Seller has transferred all right, title and interest in and to the Purchased Receivables to Purchaser or otherwise assert that this Agreement is other than a true, absolute and irrevocable sale and assignment by Seller to Purchaser of the Purchased Receivables under Applicable Law, which waiver will be enforceable against the applicable Party in any bankruptcy, insolvency or similar proceeding relating to such Party, except to the extent required by GAAP or the rules of the SEC or any Tax authority. Seller authorizes and consents to Purchaser filing, including with the Secretary of State of the State of Delaware, one or more UCC financing statements (and continuation statements with respect to such financing statements when applicable) or other instruments and notices, in such manner and in such jurisdictions as in Purchaser’s determination may be necessary or appropriate to evidence the purchase, acquisition and acceptance by Purchaser of the Purchased Receivables hereunder and to perfect and maintain the perfection of Purchaser’s ownership in the Purchased Receivables and the security interest in the Purchased Receivables granted by Seller to Purchaser pursuant to Section 5.6; provided, however, that Purchaser will provide Seller with a reasonable opportunity to review any such financing statements (or similar documents) prior to filing. For sake of clarification, the foregoing statements in this Section 5.5 shall not bind either Party regarding the reporting of the transactions contemplated hereby for GAAP, SEC or Tax reporting purposes.

5.6    Precautionary Security Interest in Purchased Receivables. Without limiting Section 5.5 and as set forth in the Security Interest Agreement it is the intent and expectation of both Seller and Purchaser that the sale, conveyance, assignment and transfer of the Purchased Receivables be a true, irrevocable and absolute sale by Seller to Purchaser for all purposes. Notwithstanding the foregoing, in an abundance of caution to address the possibility that,

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notwithstanding that Seller and Purchaser expressly intend and expect for the sale, conveyance, assignment and transfer of the Purchased Receivables hereunder to be a true and absolute sale and assignment for all purposes, in the event that such sale and assignment will be characterized as a loan or other financial accommodation and not a true sale or such sale will for any reason be ineffective or unenforceable as such, as determined in a judicial, administrative or other proceeding (any of the foregoing being a “Recharacterization”), then this Agreement will be deemed to constitute a security agreement under the UCC and other Applicable Law. For this purpose and without being in derogation of the intention of Seller and Purchaser that the sale of the Purchased Receivables will constitute a true sale thereof, Seller does hereby grant to Purchaser a continuing security interest of first priority in all of Seller’s right, title and interest in, to and under the Purchased Receivables, whether now or hereafter existing, and any and all “proceeds” thereof (as such term is defined in the UCC), in each case, for the benefit of Purchaser as security for the prompt and complete performance when due of all of Seller’s obligations now or hereafter existing under this Agreement, which security interest will, upon the filing of a duly prepared financing statement in the office of the secretary of state of the state of Delaware, be perfected and prior to all other Encumbrances thereon. Purchaser will have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other Applicable Law, which rights and remedies will be cumulative. Seller hereby authorizes Purchaser, as secured party, to file the UCC financing statements contemplated hereby.

5.7    Security Interest in Additional Collateral.

(a) Pursuant to the Security Interest Agreement, Seller has granted to Purchaser a security interest in all of Seller’s right, title and interest in, to and under the Additional Collateral, to secure the prompt and complete payment and performance when due of all obligations of Seller hereunder, which security interest will, upon the filing of a duly prepared financing statement in the appropriate filing office (and the filing of a duly prepared patent security agreement in the PTO), be perfected and prior to all other Encumbrances thereon.

(b) Seller will notify Purchaser in writing at least [**] days (or such shorter period of time as may be agreed to by Purchaser) prior to any change in, or amendment or alteration to, (i) its legal name, (ii) its form or type of organizational structure or jurisdiction of organization (including its status as a corporation organized under the laws of the State of Delaware), or (iii) its Federal Employer Identification Number or state organizational identification number. Seller agrees not to effect or permit any such change referred to in this Section 5.7(b) unless all filings have been made under the UCC or otherwise that are required or advisable in order for Purchaser to continue at all times following such change to have a valid, legal and perfected Encumbrance (prior and superior in right and interest to any other Person) in all the Collateral.

(c) Without limiting the generality of Section 9.4(a), Seller will execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under Applicable Law, or that Purchaser may reasonably request, in order to grant, create, preserve, enforce, protect and perfect the validity and priority of the security interests created by this Agreement in the Collateral. Without limiting the foregoing, Seller will do or cause to be done all acts and things that may be required, or that Purchaser from time to time may reasonably request, to assure and confirm that Purchaser holds duly created and enforceable and perfected security interests upon the Collateral (including any property or assets that are acquired or otherwise become Collateral after the date of this Agreement), in each case, as contemplated by, and with the lien priority required under, this Agreement.

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(d) Upon the reasonable request of Purchaser at any time after the occurrence and during the continuance of a Seller Event of Default, Seller will permit Purchaser or any advisor, auditor, consultant, attorney or representative acting for Purchaser, upon reasonable notice to Seller and during normal business hours, to make extracts from and copy the books and records of Seller (and its Affiliates, as applicable) relating to the Collateral, and to discuss any matter pertaining to the Collateral with the officers and employees of Seller (and its Affiliates, as applicable), provided that the foregoing shall be undertaken in a manner that does not unreasonably disrupt Seller’s or its Affiliates’ business or operations.

(e) Seller will not, and will cause its Affiliates not to (i) directly or indirectly, sell, transfer, assign, lease, license, sublicense, convey or otherwise directly or indirectly dispose of any of the Collateral or any interest therein, except as permitted by this Agreement or (ii) except for the security interest in the Collateral granted to Purchaser, cause or suffer to exist or become effective any Encumbrance of any kind, other than a Permitted Encumbrance, on or with respect to any of the Collateral or any interest therein, or, in each case, enter into any agreement to do any of the foregoing. For the avoidance of doubt, nothing in this Section 5.7(e) shall restrict Seller or its Affiliates from entering into, subject to Section 5.2(i), a Partnering Transaction or, subject to Section 5.2(j), a Change of Control.

ARTICLE 6

CONFIDENTIALITY

6.1    Definition of Confidential Information. For purposes of this Agreement, the term “Confidential Information” of a Party means any information furnished by or on behalf of such Party to the other Party or its Affiliates pursuant to this Agreement or learned through observation during visit(s) to the other Party’s facilities, in each case which information (a) is of the nature that is typically known to be of a confidential nature, or (b) if disclosed in tangible form, is marked “Confidential” or with other similar designation to indicate its confidential or proprietary nature, or (c) if disclosed orally, is indicated orally to be confidential or proprietary at the time of such disclosure. Without limiting the generality of the foregoing, except as provided in the immediately succeeding sentence, all Royalty Reports and information and documents provided by or on behalf of Seller to Purchaser pursuant to Articles 4 and 5 will be deemed the Confidential Information of Seller. Notwithstanding the foregoing, a Party’s Confidential Information will not include information that, in each case as demonstrated by written documentation or other competent evidence: (i) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure; (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in Breach of this Agreement or any other agreement between the Parties or in breach of a fiduciary duty; (iv) was subsequently lawfully disclosed to the receiving Party by a Third Person having no confidentiality obligation of which the receiving Party was aware to the disclosing Party or its Affiliates; or (v) is independently developed by the receiving Party without the benefit of Confidential Information of the disclosing Party.

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6.2    Obligations. Except as authorized in this Agreement or except upon obtaining the other Party’s prior written permission to the contrary, each Party agrees that during the Term and for [**] years thereafter it will: (a) maintain in confidence, and not disclose to any Person, the other Party’s Confidential Information; (b) not use the other Party’s Confidential Information for any purpose, except as contemplated in this Agreement; and (c) protect the other Party’s Confidential Information in its possession by using the same degree of care as it uses to protect its own Confidential Information (but no less than a reasonable degree of care). Notwithstanding anything to the contrary in this Agreement, a Party will be entitled to injunctive relief to restrain the Breach or threatened Breach by the other Party of this Article 6 without having to prove actual Damages or threatened irreparable harm. Such injunctive relief will be in addition to any rights and remedies available to the aggrieved Party at law, in equity, and under this Agreement for such Breach or threatened Breach.

6.3    Permitted Disclosures.

(a) Permitted Persons. A Party may disclose the other Party’s Confidential Information, without the other Party’s prior written permission, to:

(i) its and its Affiliates’ members, trustees, managers, directors, employees, partners, agents, consultants, attorneys, accountants, shareholders, investors, banks and other financing sources, licensees and sublicensees and permitted assignees, purchasers, transferees or successors-in-interest under Section 9.3, in each case, who need to know such Confidential Information solely in connection with this Agreement and who are, prior to receiving such disclosure, bound by written confidentiality and non-use obligations no less stringent than those contained herein; or

(ii) permitted assignees, purchasers, transferees, or successors-in-interest (or potential assignees, purchasers, transferees, or successors-in-interest) under Section 9.3 and investors, licensees and sublicensees and other Partners, in each case who need to know such Confidential Information in connection with such assignment, sale, transfer, investment or Partnering Transaction (or potential assignment, sale, transfer, investment or Partnering Transaction) and who are bound by written confidentiality and non-use obligations no less stringent than those contained herein. For clarity, if a Party receives the other Party’s Confidential Information, but the receiving Party does not, directly or indirectly, share or provide such Confidential Information with or to its Affiliates such that its Affiliates in fact do not receive such Confidential Information, the receiving Party’s Affiliates shall be deemed not to have received such Confidential Information.

(b) Legally Required. A Party may disclose the other Party’s Confidential Information, without the other Party’s prior written permission, to any Person to the extent such disclosure is necessary to comply with Applicable Law, applicable stock exchange requirements, or an order or subpoena from a court of competent jurisdiction; provided that the compelled Party, to the extent it may legally do so, will give reasonable advance notice to the other Party of such disclosure and, at such other Party’s reasonable request and expense, the compelled Party

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will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise). Notwithstanding the foregoing, if a Party receives a request from an authorized representative of a U.S. or foreign Tax authority for a copy of this Agreement, that Party may provide a copy of this Agreement to such Tax authority representative without advance notice to, or the permission or cooperation of, the other Party.

6.4    Terms of Agreement. Upon the execution of this Agreement, the Parties shall issue a press release announcing such execution in the form attached as Exhibit C. Following such initial press release, except to the extent allowed under Section 6.3 or as otherwise permitted in accordance with this Section 6.4, neither Party will make any public announcements concerning this Agreement or the terms hereof, without the prior written consent of the other Party. Each Party agrees that it will each treat the contents and terms of this Agreement and the consideration for this Agreement as Confidential Information of the other Party. Consistent with Section 6.3(b), Purchaser and Seller agree to use reasonable efforts to provide the other with a copy of any required SEC or other filing regarding this Agreement or its terms to review prior to filing and to consider any comments of the other Party in good faith, and to the extent either Party has to file or disclose this Agreement with the SEC, such Party will consider in good faith the other Party’s comments with respect to confidential treatment of this Agreement’s terms and will redact this Agreement in a manner the filing Party believes in good faith is allowed by the SEC to protect sensitive terms, and will be permitted to file this Agreement, as so redacted, with the SEC. For purposes of clarity, each Party is free to discuss with Third Persons the information regarding this Agreement and Parties’ relationship disclosed in such SEC filings and any other authorized public announcements.

ARTICLE 7

TERM AND TERMINATION

7.1    Term of Agreement; Termination. This Agreement will commence as of the Effective Date and will continue until all of Purchaser’s right to receive payments with respect to the Purchased Receivables set forth in this Agreement have expired, unless earlier terminated pursuant to the mutual written agreement of the Parties (the “Term”). Upon expiration or earlier termination of the Term, this Agreement shall terminate.

7.2    Survival. Notwithstanding anything to the contrary in this Article 6, the following provisions shall survive termination of this Agreement: Article 6 (Confidentiality), Article 8 (Indemnification), Article 9 (Miscellaneous) and Exhibit A (to the extent necessary for the interpretation of any surviving provisions). Termination of this Agreement shall not relieve any Party of liability in respect of breaches of this Agreement by any Party on or prior to termination.

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ARTICLE 8

INDEMNIFICATION

8.1 Indemnification.

(a) Indemnification by Seller. Seller shall hold harmless and indemnify the Purchaser Indemnitees from and against, and shall compensate and reimburse each of the Purchaser Indemnitees for, any Damages that are suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject at any time to the extent such Damages arise from or result from any Proceeding commenced or threatened to be commenced by any Third Person (a “Third Person Claim”) arising from any of the following:

(i) any material Breach by Seller of a representation or warranty of Seller contained in this Agreement or the Security Interest Agreement or any certificates or other documents delivered pursuant to this Agreement or the material Breach by Seller of any covenant, condition, agreement, or obligation of Seller contained in this Agreement or the Security Interest Agreement or any certificates, notices or other documents delivered pursuant to this Agreement or the Security Interest Agreement;

(ii) the negligence, recklessness, or intentional wrongful acts or omissions related to this Agreement or the Security Interest Agreement of Seller or its Affiliates or any of their respective directors, employees or agents;

(iii) any product liability claims or claims of infringement or misappropriation of any intellectual property rights of any Third Persons with respect to Products arising out of Purchaser’s purchase of the Purchased Receivables or other transactions contemplated by this Agreement;

(iv) any Proceeding initiated against Purchaser by a Third Person based on a material Breach by Seller of the Material Licenses or other material agreements between Seller and Third Persons relating to Products;

(v) any Seller Event of Default;

(vi) any assignment by Seller as provided in Section 9.3(b)(iii); or

(vii) any Proceeding initiated against Purchaser by a Third Person based on Seller’s Breach or alleged Breach of any representation, warranty, covenant, condition, agreement or obligation under this Agreement, the Security Interest Agreement, the Purchaser Bill of Sale or any certificates, notices or financing statements delivered pursuant to this Agreement, the Security Interest Agreement or the Purchaser Bill of Sale or any matter of a type referred to in subsections (i) through (v);

provided, that Damages arising from or resulting under the foregoing subsection (i) through (vi) are not subject to indemnification by Purchaser under Section 8.1(b).

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(b) Indemnification by Purchaser. Purchaser shall hold harmless and indemnify the Seller Indemnitees from and against, and shall compensate and reimburse each of the Seller Indemnitees for, any Damages that are suffered or incurred by any of the Seller Indemnitees or to which any of the Seller Indemnitees may otherwise become subject at any time to the extent such Damages arise from or result from any Third Person Claim arising from any of the following:

(i) any material Breach by Purchaser of a representation or warranty of Purchaser contained in this Agreement or the Security Interest Agreement or any certificates or other documents delivered pursuant to this Agreement or the material Breach by Purchaser of any covenant, condition, agreement, or obligation of Purchaser contained in this Agreement or the Security Interest Agreement or any certificates or other documents delivered pursuant to this Agreement;

(ii) the negligence, recklessness, or intentional wrongful acts or omissions related to this Agreement or the Security Interest Agreement of Purchaser, its Affiliates involved in this Agreement, or any of their respective trustees, employees or agents;

(iii) any Proceeding initiated against Seller by a Third Person based on Purchaser’s Breach or alleged Breach of any representation, warranty, covenant, condition, agreement or obligation under this Agreement, the Security Interest Agreement, the Purchaser Bill of Sale or any certificates or financing statements delivered pursuant to this Agreement, the Security Interest Agreement or the Purchaser Bill of Sale or any matter of a type referred to in subsections (i) and (ii); or

(iv) any failure to pay any withholding Tax due on any amounts payable to Purchaser under this Agreement or any failure by the Parties to make a required filing under the HSR Act with respect to the transactions under this Agreement or any of the other Transaction Documents.

provided, that Damages arising from or resulting under the foregoing subsections (i) through (iv) are not subject to indemnification by Seller under Section 8.1(a).

(c) Indemnification Procedures.

(i) In the event a Party becomes aware of a Third Person Claim that such Party reasonably believes may result in a demand for indemnification pursuant to Sections 8.1(a) or (b), as applicable, such Party shall promptly and in good faith notify the other Party in writing of such claim. For purposes of this Section 8.1(c), the Party responsible for giving any such notice (a “Claim Notice”) shall be deemed to be the “Notifying Party,” and the Party receiving the Claim Notice shall be deemed to be the “Notified Party.” If the contents and delivery of a Claim Notice satisfy the content and delivery requirements of an Indemnification Demand pursuant to Section 8.1(c)(ii), then such Claim Notice shall also be deemed an Indemnification Demand. The Claim Notice shall be accompanied by any documentation submitted by the Third Person making such Third Person Claim (to the extent then in the possession of the Notifying Party) and shall describe in reasonable detail (to the extent known by the Notifying Party) the facts constituting the basis for such Third Person Claim and the amount

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of claimed Damages resulting from such Third Person Claim; provided, however, that no delay or failure on the part of the Notifying Party in delivering a Claim Notice shall relieve the Notified Party from any Liability hereunder except to the extent of any Damages caused by or arising out of such delay or failure. Within [**] days after receipt of any Claim Notice, the Notified Party may, upon written notice thereof to the Notifying Party, assume control of the defense of the claim referred to therein at the Notified Party’s sole cost and expense with counsel reasonably satisfactory to the Notifying Party. If the Notified Party does not so assume control of the defense of such claim, the Notifying Party shall control the defense of such claim, and the reasonable fees and expenses of counsel to the Notifying Party shall be considered “Damages” for purposes of this Agreement. The Party not controlling the defense of any claim (the “Non-controlling Party”) may participate therein at its own expense; provided, however, that if the Notified Party assumes control of the defense of such claim and the Notified Party and the Notifying Party have materially conflicting interests or different defenses available with respect to such claim which cause the Notifying Party to hire its own separate counsel with respect to such Proceeding, the reasonable fees and expenses of the Notifying Party by one law firm (and all other Persons within such Notifying Party’s indemnitee group) for each jurisdiction shall be considered “Damages” for purposes of this Agreement. The Party controlling the defense of such claim (the “Controlling Party”) shall keep the Non-controlling Party advised of the status of such claim and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party upon the Controlling Party’s reasonable request with such information as it may have with respect to such claim (including copies of any summons, complaint or other pleading which may have been served on such Party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such claim. Neither the Notified Party nor the Notifying Party shall agree to any settlement of, or the entry of any judgment arising from, any such claim without the prior written consent of the other of such Parties, which shall not be unreasonably withheld or delayed; provided, however, that the consent of the Notifying Party shall not be required with respect to any such settlement or judgment if the Notified Party agrees in writing to pay or cause to be paid any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Notifying Party from further Liability and has no other material adverse effect on the Notifying Party.

(ii) In order to seek indemnification under this Article 8, a Person entitled to indemnification under Section 8.1 (an “Indemnified Party”) shall deliver, in good faith, a written demand (an “Indemnification Demand”) to Purchaser (in the case of Indemnification Demands from any Seller Indemnitee) or Seller (in the case of Indemnification Demands from any Purchaser Indemnitee) which contains (1) a description and the amount (the “Asserted Damages Amount”) of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (2) a statement that the Indemnified Party is entitled to indemnification under this Article 8 for such Damages and a reasonable explanation of the basis therefor, and (3) a demand for payment in the amount of such Damages, provided that, as to Damages that are expected but have not yet been incurred, the indemnifying Party shall not have any obligation to pay such amounts unless and until such amounts are actually incurred. For all purposes of this Section 8.2(c)(ii) Seller shall be entitled to deliver Indemnification Demands to Purchaser on behalf of the Seller Indemnitees, and Purchaser shall be entitled to deliver Indemnification Demands to Seller on behalf of the Purchaser Indemnitees.

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(iii) Within [**] days after delivery of an Indemnification Demand to Purchaser or Seller, as applicable, such Party shall deliver to the other of such Parties a written response (the “Response”) in which the Party providing the Response shall: (i) agree that the Indemnified Party is entitled to receive all of the Asserted Damages Amount; (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Asserted Damages Amount; or (iii) dispute that the Indemnified Party is entitled to receive any of the Asserted Damages Amount. Any disputes with respect to any indemnification Demands shall be resolved pursuant to Section 9.10.

(iv) Limitations. Notwithstanding anything herein to the contrary, but subject to the remainder of this Section 8.1(c)(iv) and each Party’s right to exercise any remedies available to it in the event of a Breach of this Agreement or the Security Interest Agreement by Seller or a Seller Event of Default (as to Purchaser) or a Breach of this Agreement or the Security Interest Agreement by Purchaser or a Bankruptcy Event of Purchaser (as to Seller) at law or in equity for such event, including all rights and remedies, as to Purchaser, of a secured party under the UCC, in no event shall any Party or any Indemnitee of such Party be liable for any indirect, incidental, special or consequential, punitive or exemplary damages, including loss of profits, whether in contract or tort, regardless of whether the other Party shall be advised, shall have reason to know, or in fact shall know of the possibility of such damages suffered or incurred by such other Party or any Indemnified Party in connection with this Agreement, except to the extent any such Damages are actually paid to a Third Person in connection with Section 8.1 of this Agreement. Notwithstanding the foregoing, the limitations set forth in this Section 8.1(c)(iv) shall not apply to a Party’s claim for indemnification hereunder in the case of actual fraud by the other Party.

ARTICLE 9

MISCELLANEOUS

9.1    Entire Agreement. This Agreement (including the Transaction Documents, and the Exhibits and Schedules to this Agreement) sets forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and supersedes and terminates all prior agreements and understandings between or among the Parties relating to the subject matter hereof.

9.2    Amendments. This Agreement may be amended or supplemented only by a written agreement signed by an authorized officer of each Party.

9.3    Binding Agreement; Successors and Assigns.

(a) Subject to the limitations set forth in this Section 9.3, the terms, conditions and obligations of this Agreement will inure to the benefit of and be binding upon the Parties hereto and their respective permitted successors and assigns thereof. Neither this Agreement nor any rights or obligations hereunder may be sold, assigned, hypothecated or otherwise transferred in whole or in part by any Party, by operation of law or otherwise, without the prior written consent of the other Party; provided, however, that without the applicable prior written consent the following shall be permitted:

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(b) Seller may assign this Agreement upon written notice to Purchaser to an Affiliate or in connection with a sale or transfer of all or substantially all of Seller’s business or assets to which this Agreement relates, whether by way of merger, consolidation, sale of stock, sale of assets or other business combination, provided that (i) Seller reasonably believes that, following such assignment, such assignee will have resources and expertise comparable to or greater than those of Seller such that such assignee will be able to perform all of Seller’s obligations hereunder, (ii) if any such sale or transfer transaction results in an assignment of Seller’s interest in this Agreement to a legal entity other than Seller, the assignee also agrees in writing to assume all such obligations of Seller, including without limitation Seller’s obligations under Section 5, (iii) Seller shall indemnify Purchaser for any Taxes that are both (A) required to be withheld from Seller’s payments to Purchaser under this Agreement, and (B) are in the aggregate in excess of the Tax amounts, if any, that would otherwise have been required to be withheld from such payments in the absence of such assignment; (iv) following such assignment, Seller shall remain liable to Purchaser for all of Seller’s obligations hereunder, and (v) after giving effect to such assignment, Purchaser shall continue to have a first priority security interest in or ownership of the Purchased Receivables and a first priority security interest in the Additional Collateral, and, if such assignment effects a change in the legal entity that is Seller under this Agreement, the assignee shall execute such reasonable documents as Purchaser may request to confirm such continued first priority security interest in or ownership of the Purchased Receivables and continued first priority security interest in the Additional Collateral.

(c) After the Permitted Purchaser Assignment Date, Purchaser may assign this Agreement, upon written notice to Seller, to an Affiliate or in connection with a sale or transfer of all or substantially all of Purchaser’s business or assets to which this Agreement relates, whether by way of merger, consolidation, sale of stock, sale of assets or other business combination, provided that (i) any such assignee does not, at the time of such transaction, have a material interest in a product or product candidate competitive with Products, (ii) any such assignment is permitted under Applicable Laws, (iii) such assignee has resources necessary to perform Purchaser’s obligations hereunder, and (iv) in the case of any such sale or transfer transaction that results in an assignment of Purchaser’s interest in this Agreement to a legal entity other than Purchaser, the assignee also agrees in writing to assume all such obligations of Purchaser. “Permitted Purchaser Assignment Date” means the first to occur of (i) a Change of Control of Seller, (ii) the Third Closing Date, or (iii) the date upon which Purchaser’s right to fund the Third Tranche terminates under Section 1.8.

(d) Purchaser may, at any time upon written notice to Seller, subject to Purchaser’s compliance with Applicable Law, sell, assign, hypothecate or otherwise transfer all or any part of the Purchased Receivables (without also assigning or delegating its obligations under this Agreement) to an Affiliate, or to one or more Third Persons that do not, at the time of such transaction, have a material interest in a product or product candidate competitive with Products, so long as such Third Persons agree with Purchaser to comply with confidentiality provisions analogous to those agreed to by Purchaser in this Agreement.

9.4    Further Assurances. Seller and Purchaser covenant and agree, at any time or from time to time after the First Closing Date, to execute and deliver such other documents, certificates, agreements, instruments and other writings and to take such other actions as may be necessary or desirable, or reasonably requested by the other Party, in each case, without further

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consideration but at the expense of Seller, in order to vest and maintain in Purchaser good and marketable title in, to and under the Purchased Receivables free and clear of any and all Encumbrances (other than Permitted Encumbrances), and to consummate the other transactions contemplated hereby, including the perfection under the applicable UCC (or any comparable law) of all applicable jurisdictions in the United States and maintenance of perfection of Purchaser’s ownership interest in the Purchased Receivables, the back-up security interest in the Purchased Receivables granted by Seller to Purchaser pursuant to Section 5.6 and the security interest in the Additional Collateral granted by Seller to Purchaser pursuant to the Security Interest Agreement.

9.5    Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which will be an original, but all of which together will constitute one and the same instrument. To evidence the fact that it has executed this

Agreement, a Party may send a copy of its executed counterpart to the other Party by facsimile or other electronic transmission. In such event, such Party will forthwith deliver to the other Party the counterpart of this Agreement executed by such Party.

9.6    Interpretation. When a reference is made in this Agreement to Articles, Schedules, Sections or Exhibits, such reference will be to an Article, Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes,” and “including” when used herein will be deemed in each case to be followed by the words “without limitation” and will not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it. The headings and captions in this Agreement are for convenience and reference purposes only and will not be considered a part of or affect the construction or interpretation of any provision of this Agreement. Unless specified otherwise, all statements of, or references to, monetary amounts in this Agreement are in U.S. dollars. Provisions that require that a Party or the Parties “agree,” “consent,” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise. Words of any gender include the other gender. Neither Party hereto will be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one Party or any other.

9.7    Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.

9.8    Relationship of the Parties. The Parties acknowledge and agree that the relationship between Purchaser and Seller under this Agreement is intended to be that of buyer and seller, and nothing in this Agreement is intended to be construed so as to suggest that either Purchaser or Seller (except as expressly set forth herein) is obligated to provide, directly or indirectly, any advice, consultations or other services to the other Party. Each Party is an independent contractor relative to the other Party under this Agreement, and this Agreement is not a partnership agreement and nothing in this Agreement will be construed to establish a relationship of co-partners or joint venturers between the Parties.

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9.9    Notices. All notices, consents, waivers, requests and other communications hereunder will be in writing and will be sent by mail, delivered in person, sent by overnight courier (e.g., Federal Express) or sent by confirmed facsimile transmission, to following addresses of the Parties:

If to Purchaser:

Novo A/S

Tuborg Havnevej 19

DK-2900 Hellerup

Denmark

Attn: Thomas P. Dyrberg, MD, DMSc

Telephone: +45 3527 6593

Facsimile: +45 3527 6510

with a copy (which will not constitute notice) to:

Latham & Watkins

650 Town Center Drive

20th Floor

Costa Mesa, CA 92626-1925

Attention: Charles Ruck

Telephone: (714) 755-8245

Facsimile: (714) 755-8290

If to Seller:

Ophthotech Corporation

5 Vaughn Drive Suite 106

Princeton, NJ 08540

Attention: Chief Executive Officer

Telephone: (609) 945-6050

Facsimile: (609) 452-7435

with a copy (which will not constitute notice) to:

WilmerHale

60 State Street

Boston, Massachusetts 02109

Attention: David E. Redlick, Esq.

Telephone: (617) 526-6000

Facsimile: (617) 526-5000

or to such other address or addresses as Purchaser or Seller may from time to time designate by notice as provided herein. Any such notice will be deemed given (a) when actually received when so delivered personally, by overnight courier or sent by mail or (b) if sent by confirmed facsimile transmission, on the date sent if such day is a Business Day or the next following Business Day if such day is not a Business Day.

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9.10    GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER IN CONTRACT, TORT OR OTHERWISE) WILL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) EACH PARTY (i) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND (ii) IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH ACTION, SUIT OR OTHER PROCEEDING, THAT SUCH COURT DOES NOT HAVE ANY JURISDICTION OVER SUCH PARTY.

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY ACTION OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER IN CONTRACT, TORT OR OTHERWISE).

(d) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

(e) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE SENDING OF COPIES THEREOF BY FEDERAL EXPRESS OR OTHER OVERNIGHT COURIER COMPANY, TO SUCH PARTY AT ITS ADDRESS SPECIFIED BY SECTION 9.9, SUCH SERVICE TO BECOME EFFECTIVE FOUR (4) DAYS AFTER DELIVERY TO SUCH COURIER COMPANY.

(f) NOTHING HEREIN WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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9.11    Equitable Relief. Each of the Parties hereto acknowledges that each other Party may have no adequate remedy at law if a Party fails to perform any of its obligations under this Agreement in any material respect. In such event, the Parties agree that, in addition to any other rights the Parties may have (whether at law or in equity), in the event of any material Breach or threatened material Breach by any Party of any covenant, obligation or other provision set forth in this Agreement, the non-Breaching Party will be entitled (in addition to any other remedy that may be available to it) to seek (a) a decree or other of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such material Breach or threatened material Breach.

9.12    No Third-Party Beneficiaries. All rights, benefits and remedies under this Agreement are solely intended for the benefit of the Parties (including their permitted successors and assigns), and no other Person other than the Parties will have any rights whatsoever to (a) enforce any obligation contained in this Agreement, (b) seek a benefit or remedy for any Breach of this Agreement, or (c) take any other action relating to this Agreement under any legal theory, including but not limited to, actions in contract, tort (including but not limited to negligence, gross negligence and strict liability), or as a defense, set-off or counterclaim to any action or claim brought or made by the Parties (or any of their permitted successors and assigns).

9.13    Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction. Nothing in this Agreement will be interpreted so as to require a Party to violate any Applicable Law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

PURCHASER: Novo A/S		PURCHASER: Novo A/S

By:	/s/ Henrik Gürtler	By:	/s/ Jørgen Boe
Name: Henrik Gürtler Title: Chief Executive Officer		Name: Jørgen Boe Title: Director

SELLER: OPHTHOTECH CORPORATION

By:	/s/ David R. Guyer
Name: David R. Guyer Title: Chief Executive Officer

[Signature Page to Purchase and Sale Agreement]

EXHIBIT A

DEFINED TERMS

“Additional Collateral” means all of Seller’s right, title and interest in, to and under the following property, whether now owned or hereafter acquired, wherever located:

(a) all Product Patent Rights and all of Seller’s rights and privileges with respect thereto;

(b) all Product Trademarks and all of Seller’s rights and privileges with respect thereto and related goodwill;

(c) all rights and privileges in the service marks, trade names, trade dress, logos, packaging design, slogans and Internet domain names that are Controlled by Seller, and the registrations and applications for registration of any of the foregoing, in each case, that are primarily related to Product;

(d) all rights and privileges in Know-How that is Controlled by Seller and is primarily related to Product;

(e) all Regulatory Approvals for Products owned by Seller or its Affiliates;

(f) all of Seller’s books and records relating to any and all of the foregoing; and

(g) all Proceeds (as such term is defined in the UCC) and products of and to any and all of the foregoing but excluding, for clarity, inventory and any proceeds thereof.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to, and the definition of “Additional Collateral” shall not include Seller’s interests in either of the In-License Agreements to the extent that the grant of a security interest in such In-License Agreement in the manner contemplated by this Agreement, under the terms thereof or under Applicable Law, is prohibited and would result in the termination thereof or give the other party or parties thereto the right to terminate, accelerate or otherwise alter the Seller’s rights, titles and interests thereunder (including upon the giving of notice of the lapse of time or both), except to the extent that such provisions would be ineffective under Section 9-406, 407, 408 or 409 of the UCC. The foregoing shall not limit Seller’s obligations under Section 5.2(n).

The Seller and the Purchaser hereby acknowledge and agree that the security interest created in the Additional Collateral (i) constitutes continuing collateral security for the Seller’s obligations under this Agreement whether now existing or hereafter arising and (ii) is not to be construed as an absolute assignment of Additional Collateral.

“Affiliate” means, with respect to an entity, any business entity controlling, controlled by, or under common control with such entity, but only so long as such control exists. For the purposes of this definition, “controlling”, “controlled”, and “control” means, as to corporate entities, ownership of fifty percent (50%) or more of the voting securities of such entity (or, in the case of an entity that is not a corporation, ownership of fifty percent (50%) or more of the corresponding interest for the election of the entity’s managing authority) and, as to other Persons, possession, directly (or indirectly through one or more intermediary entities), of the power to direct the management or policies of such Person.

“AMD” means age-related macular degeneration.

“Applicable Law” means, with respect to any Person, all provisions of (a) all constitutions, statutes, laws, rules, regulations, ordinances and orders of Governmental Authorities, (b) any authority, consent, approval, license, permit (or the like) or exemption (or the like) of any Governmental Authority, and (c) any orders, decisions, judgments, writs and decrees issued or entered by any Governmental Authority; in each case, applicable to such Person or any of its properties or assets.

“Archemix In-License” means the Amended and Restated Exclusive License Agreement, by and between Archemix Corp. and Ophthotech Corporation, effective as of September 12, 2011, as amended by Amendment No. 1, between Archemix Corp. and Ophthotech Corporation, dated as of December 20, 2011, and as may be further amended during the Term (subject to Section 5.2(d)).

“Bankruptcy Event” means, with respect to Seller, the occurrence of any of the following:

(a) Seller voluntarily commences any case, proceeding or other action (i) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, relief of debtors or the like, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any portion of its assets, or Seller makes a general assignment for the benefit of its creditors;

(b) there is commenced against Seller any case, proceeding or other action of a nature referred to in clause (a) above that remains undismissed or undischarged for a period of 60 consecutive calendar days from the commencement thereof; or

(c) the entry of an order or decree issuing a warrant of attachment, execution, distraint or similar process against all or any substantial portion of Seller’s assets relating to Products that has not been vacated, discharged, stayed or satisfied pending appeal for sixty (60) consecutive calendar days from the entry thereof.

“Bill of Sale” means a Bill of Sale in the form attached hereto as Exhibit D.

“Breach” of a representation, warranty, covenant, agreement, obligation or other provision will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, agreement, obligation or other provision, and “Breach” will be deemed to refer to any such inaccuracy, breach or failure.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed.

“Calendar Quarter” means the 3-month period ended March 31, June 30, September 30 or December 31, as applicable.

“Calendar Year” means the 12-month period from January 1 through December 31.

“Change of Control” means:

(a) the acquisition at any time by a “person” or “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as in effect on the Effective Date (the “Exchange Act”)) who or which become, as a result of such acquisition, the beneficial owners (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities representing more than fifty percent (50%) of the combined voting power in the election of directors of the then outstanding securities of Seller or any successor of Seller, other than any such acquisition by any person or group who or which is, as of the Effective Date, a beneficial owner of Seller’s Series A or Series B Preferred Stock or an Affiliate of such a beneficial owner;

(b) consummation of any sale or disposition of all or substantially all of the assets or earning power of Seller related to Products; or

(c) consummation of any merger, consolidation, or statutory share exchange to which Seller is a party, as a result of which the Persons who were stockholders immediately prior to the effective date of the merger, consolidation or share exchange shall, immediately after such merger, consolidation or share exchange, have beneficial ownership of less than fifty percent (50%) of the combined voting power in the election of directors of the surviving corporation;

(d) during any period of twelve (12) consecutive months during which Seller and each of its consolidated Affiliates are not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or of comparable securities laws of countries outside the United States, a majority of the members of the board of directors (or functional equivalent thereof) of Seller ceases to be composed of individuals who were either (x) nominated by, or whose nomination was approved by, the board of directors of Seller with the affirmative vote of a majority of the members of said board of directors at the time of such nomination or election or (y) appointed by members of said board of directors so nominated or elected;

provided, however, that, notwithstanding subsections (a) or (c) above, a sale of a Party’s securities to institutional investors in a public offering of such Party’s securities that is underwritten on a firm commitment basis to multiple non-affiliated investors shall not constitute a Change of Control.

“Collateral” means the Additional Collateral and, in the event of a Recharacterization, the Additional Collateral plus the Purchased Receivables.

“Commercial Launch” means with respect to a Product in a country, the first sale invoiced for use or consumption by an end-user of such Product in such country after Regulatory Approval of such Product has been granted, or such marketing and sale is otherwise permitted by the Regulatory Authority of such country, excluding registration samples, compassionate use, and use in clinical trials for which no payment has been received.

“Commercially Reasonable Efforts” means as to Seller and a Product, efforts consistent with the efforts and resources normally used by a pharmaceutical or biotechnology company comparable to Seller in the exercise of its reasonable business discretion relating to the research, development or commercialization of a similar product with similar product characteristics, that is of similar market potential at a similar stage in its development or product life, taking into account issues of patent coverage and duration thereof, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the Product, the risk that Generic Versions will reach the market, development risk, the regulatory structure involved, other relevant technical, legal, scientific and/or medical factors, and the profitability of the Product.

“Confidential Information” has the meaning set forth in Section 6.1.

“Controlled” means, with respect to Intellectual Property, the ability and authority of an entity, whether arising by ownership, possession, or pursuant to a license or sublicense, or control over an Affiliate with such ability and authority, to grant licenses, sublicenses, or other rights under or to such item of Know-How, Patent or Intellectual Property to another without breaching the terms of any agreement between such entity and any Third Person and without requiring consent of a Third Person.

“Cover” means, as to a given Patent and a given Product, that, in the absence of ownership of or a license under such Patent, the manufacture, use, offer for sale, sale or importation of such Product or components thereof would infringe such Patent (assuming, for patent applications, that the claims existing therein have issued in the form they exist at the time a determination of Coverage is made).

“Damages” means any loss, damage, Liability, claim, demand, settlement amount, judgment, award, fine, interest, penalty, Tax, fee (including any reasonable legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any reasonable cost of investigation and court cost) or expense of any nature.

“Data Safety Monitoring Board” means an independent group of experts who monitor patient safety and treatment efficacy data while a clinical trial is ongoing.

“Drug Approval Application” or “DAA” means an application for Regulatory Approval required before commercial sale or use of a Product as a therapeutic product in a regulatory jurisdiction.

“Effective Date” has the meaning set forth in the Preamble.

“EMA” means the European Medicines Agency or any successor agency thereto.

“Encumbrance” means any lien, charge, security interest, mortgage, option, pledge, assignment or any other encumbrance of any Person of any kind whatsoever.

“Enforcement Action” means any Proceeding brought, or assertion made, by Seller (whether as plaintiff or by means of counterclaim) against any Third Person relating to arising out of any infringement, misuse or misappropriation by such Third Person of any Product Patent Rights.

“Established Development Company” means an acquirer or assignee [**] as demonstrated by the following: (i) such acquirer [**], (ii) such acquirer is [**], and (iii) such acquirer is in [**].

“Established Development Company Acquisition” means a transaction in which Seller engages in a merger, acquisition or sale of all or substantially all of its assets related to Products with or to an Established Development Company.

“Equity Agreements” means the Series C Purchase Agreement; the Third Amended and Restated Investors’ Rights Agreement of even date herewith by and among Seller, Purchaser and each of the other investors listed on Schedule A thereto; the Second Amended and Restated Voting Agreement of even date herewith by and among Seller,, Purchaser and each of the other Stockholders identified therein; and the Second Amended and Restated Right of First Refusal and Co-Sale Agreement, of even date herewith, by and among Seller, Purchaser, the other investors listed on Schedule A thereto and the key holders listed on Schedule B thereto.

“FDA” means the United States Food and Drug Administration and any successor entity thereto.

“First Closing” has the meaning set forth in Section 1.4.

“First Closing Date” has the meaning set forth in Section 1.4.

“First Purchase” has the meaning set forth in Section 2.1(a).

“First Purchase Price” has the meaning set forth in Section 1.2(a).

“Fovista” means the pharmaceutical drug product developed by Seller and known as of the Effective Date as Fovista, which is the subject of IND #72,539.

“Fovista-Related Product” any pharmaceutical drug product other than Fovista that contains a Listed Anti-PDGF Aptamer.

“Fovista Development Plan” means a clinical development and regulatory approval plan for Product for the treatment of the wet form of AMD, as set forth in Exhibit E.

“Fovista Development Timeline” means an outline of the timing for performance of activities under the Fovista Development Plan, as set forth in Exhibit F.

“FTC” has the meaning provided in Section 1.9(a).

“Funded Activities” has the meaning provided in Section 1.2(c).

“GAAP” means United States generally accepted accounting principles.

“Generic Version” means, as to a Product, another product that is not owned, controlled or authorized by Seller or its Affiliates, or Seller’s sublicensees and licensees (acting pursuant to a license or sublicense under the Product Patent Rights) and that has received Regulatory Approval through a regulatory process by which the sponsor of the application for such Regulatory Approval for such other product or the Regulatory Authority approving such application relies, in whole or in part, on data included in the DAA for such Product.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranty” of any Person means any obligation, contingent or otherwise, of such Person (a) to pay any Liability of any other Person or to otherwise protect, or having the practical effect of protecting, the holder of any such Liability against loss (whether such obligation arises by virtue of such Person being a partner of a partnership or participant in a joint venture or by agreement to pay, to keep well, to purchase assets, goods, securities or services or to take or pay, or otherwise) or (b) incurred in connection with the issuance by a Third Person of a Guaranty of any Liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such Third Person or otherwise). The word “Guarantee” when used as a verb has the correlative meaning.

“HSR Act” has the meaning provided in Section 1.9(a).

“Indebtedness” of any Person means (a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (c) any obligation of such Person to pay the deferred purchase price of property or services, except trade accounts payable that arise in the ordinary course of business, (d) any obligation of such Person as lessee under a capital lease, (e) any Mandatorily Redeemable Stock of such Person, (f) any obligation of such Person to repurchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, (g) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other Guaranty issued by such other Person, (h) any Indebtedness of others secured by an Encumbrance on any asset of such Person and (i) any Indebtedness of others Guaranteed by such Person.

“In-License Agreements” means the Archemix In-License and the Nektar Agreement, as amended from time to time (as permitted in Section 5.2(d)).

“Intellectual Property” means (i) Patents, (ii) trade names, trade dress, trademarks, service marks, logos, and all registrations and applications therefor, and the goodwill symbolized thereby; and (iii) Know-How.

“Investment Transaction” means the transaction in which Purchaser purchases preferred stock of Seller pursuant to the Equity Agreements.

“Know-How” means all know-how, trade secrets, inventions (whether or not patentable), confidential or proprietary information, research in progress, algorithms, data, databases, data collections, designs, processes, procedures, methods, protocols, materials, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, and the results of experimentation and testing, including samples, existing as of the Effective Date or at any time thereafter.

“Knowledge” means, (a) when referring to Seller, the actual knowledge of any executive officer of Seller or its Affiliates at the time such knowledge is being determined, and (b) when referring to Purchaser, at any time when a member of Seller’s board of directors has been designated or appointed by Purchaser or an Affiliate of Purchaser, the actual knowledge of such director, or otherwise, the actual knowledge of the executive officer of Purchaser having primary responsibility for oversight of the Transaction Documents, in each case at the time Knowledge is being determined.

“Liability” of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

“Listed Anti-PDGF Aptamers” means the aptamers listed on Exhibit G.

“Major European Countries” means the United Kingdom, Germany, France, Spain and Italy.

“Major Market” means the United States and the Major European Countries.

“Material Adverse Effect” means a material adverse effect on: (a) the validity or enforceability of any of this Agreement, the Security Interest Agreement, the Purchaser Bill of Sale or any certificates or financing statements delivered pursuant to this Agreement, the Security Interest Agreement or the Purchaser Bill of Sale (the “Relevant Documents”); (b) the

back-up security interest granted pursuant to Section 5.6; (c) the security interest granted pursuant to the Security Interest Agreement; (d) the right or ability of Seller to grant any of the rights or perform any of its obligations under any of the Relevant Documents or to consummate any of the transactions contemplated thereby; (e) the rights and remedies of Purchaser under any of the Relevant Documents; (f) the right of Purchaser to receive any Product Payment or the timing, amount or duration of such Product Payment; (g) the Purchased Receivables or any of Purchaser’s right, title and interest therein, thereto and thereunder; (h) Seller’s title to or control of, or the validity or enforceability of, any of the Product Patent Rights or Product Trademarks; or (i) the business, operations or assets of Seller relating to Products; provided that (x) the changes described in sub-clause (1) of the immediately succeeding sentence shall not be considered in determining whether a material adverse effect on any of the items described in the foregoing clauses (a) through (h) shall have occurred and (y) the changes described in the sub-clauses (1) through (4) of the immediately succeeding sentence shall not be considered in determining whether a material adverse effect on the business, operations or assets of Seller relating to Products shall have occurred. As and to the extent set forth in the proviso in the immediately preceding sentence, the following changes, events and circumstances shall not be considered in the determination of whether a Material Adverse Effect has occurred or may occur: any change, event or circumstance (1) in law, rules or regulations or generally accepted accounting principles or the interpretation or method of enforcement thereof; (2) in the pharmaceutical or biotechnology industries in general; (3) in general economic or political conditions or the financing or capital markets in general in the United States or any country or region in the world, or changes in currency exchange rates; (4) arising out of any earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, sabotage, terrorism, military action or war (whether or not declared), weather conditions or other force majeure events in the United States or any Major Market, or (5) arising out of the continued incurrence of losses by the Company in connection with its conduct of Phase III Clinical Trials of Fovista pursuant to the Development Plan.

“Material Licenses” has the meaning provided in Section 5.2(d).

“Nektar Agreement” means License, Manufacturing and Supply Agreement, by and between Nektar Therapeutics and (OSI) Eyetech, Inc., effective as of September 30, 2006, as amended by Amendment No. 1, between Nektar Therapeutics and Ophthotech Corporation (as successor in interest to Eyetech, Inc.), effective as of April 5, 2012, and as may be further amended during the Term (subject to Section 5.2(d)).

“Other Product” has the meaning set forth in Section 5.1(d).

“Partner” means any Affiliate or licensee, sublicensee, co-promotion or co-marketing partner and/or distributor with or through which Seller develops and/or commercializes Products.

“Partnering Transaction” means any transaction pursuant to which Seller either (i) grants to a Third Person a license, sublicense or equivalent right to develop and/or commercialize (alone or with such Third Person’s Affiliates, other Third Persons or Seller or its Affiliates), Fovista and/or other Products, but excluding any transaction pursuant to which a Third Person independent contractor is granted a license, sublicense or right to perform research, development, manufacturing, or logistics activities on behalf of Seller or its Affiliates, where such Third Person does not pay Seller any consideration for such license, sublicense or right, or (ii) appoints a Third Person to distribute, market and/or sell Fovista and/or other Products.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Patents” means all patents and patent applications existing as of the Effective Date and all patent applications filed or patents issued hereafter, including any continuation, continuation-in-part, division, provisional or any substitute applications, any patent issued with respect to any of the foregoing patent applications, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

“Permitted Encumbrances” means:

(a) Encumbrances created in favor of Purchaser pursuant to this Agreement;

(b) Encumbrances for Taxes not yet delinquent or that are being contested in good faith and by appropriate proceedings, for which sufficient reserves have been made in accordance with GAAP;

(c) Encumbrances in respect of property of Seller imposed by Applicable Law which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, distributors’, wholesalers’, materialmen’s and mechanics’ liens and other similar Encumbrances arising in the ordinary course of business and which do not in the aggregate materially detract from the value of the property of Seller and do not materially impair the use thereof in the operation of the business of Seller;

(d) Encumbrances (i) imposed by Applicable Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (ii) incurred in the ordinary course of business to secure (whether directly or through the issuance of a letter of credit) the performance of tenders, statutory obligations (other than excise Taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation;

(e) Encumbrances, consisting of the rights of licensors or licensees, existing on the date of this Agreement or granted or created in the ordinary course of business after the date of this Agreement, in each such case pursuant to the In-License Agreements, other comparable agreements or in connection with a Partnering Transaction;

(f) Encumbrances on cash collateral securing reimbursement obligations under letters of credit;

(g) Normal and customary rights of setoff upon deposits of cash in favor of banks or depository institutions;

(h) Encumbrances securing judgments, awards and orders for payment of money; and

(i) Encumbrances consisting of security interests in the Seller’s cash, deposit accounts, accounts, accounts receivables, payment intangibles, inventory and all proceeds thereof securing the Seller’s Indebtedness, provided, however that notwithstanding the foregoing, in the case of the Encumbrances listed in clauses (b)-(i), such Encumbrances shall only constitute Permitted Encumbrances if they are subject and subordinate to the interest of the Purchaser in the Purchased Receivables and Additional Collateral or otherwise do not encumber either the Purchased Receivables or the Additional Collateral.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“PDGF” means platelet-derived growth factor.

“Phase 3 Clinical Trial” means a human clinical trial of a Product conducted in accordance with Applicable Law in patients with a particular disease or condition the principal purpose of which is to establish safety and efficacy in patients with the disease target being studied as described in or contemplated by 21 C.F.R. § 312.21(c), as may be amended from time to time, or other Applicable Law, that is designed to obtain sufficient data to support approval of a Drug Approval Application for such Product.

“Purchaser” has the meaning set forth in the Preamble.

“Proceeding” means any action, suit, claim, litigation, arbitration, mediation, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority, any arbitrator or arbitration panel or any mediator.

“Products” means (a) Fovista, (b) Fovista-Related Products, and (c) Other Products, if any, in each of (a) through (c), in any formulation, dosage, presentation, strength and size. For purposes of this Agreement, “Product” is used to refer both to a single Product and more than one Product, as the context dictates.

“Product Net Sales” means the gross amount invoiced by Seller, its Affiliates, licensees and sublicensees to Third Persons in bona fide arm’s length transactions for the sale of Product in the Territory, or, where the sale is not both arm’s length and exclusively for money, the price that would have been invoiced if it had been so, for the marketing or sale of Product in the Territory, less the following items without duplication:

(a) any reasonable and customary trade, cash and quantity discounts and promotional credits or allowances actually given or made for purchase chargebacks, price reductions, returns, rebates, quantity, trade or early-cash discounts, on account of or in relation to the invoiced sale of Product;

(b) amounts repaid, credited, accrued or reserved, and allowances or adjustments given, by reason of returns, rejections, or recalls of Product, retroactive price reductions affecting Product;

(c) reasonable and customary rebates and chargebacks to pharmacy benefit managers and managed health organizations;

(d) rebates required by Applicable Law (including Medicare rebates);

(e) write-offs or allowances for bad debts or uncollectible amounts;

(f) any duty, Tax, excise or governmental charge actually levied upon or measured by the sale, transportation and/or delivery of Product related to or based upon sales of Product, including applicable value added Taxes but excluding any income-based Taxes; and

(g) any reasonable and customary distribution, transportation and handling charges or allowances (including freight, postage, shipping and insurance) incurred on account of or in relation to the invoiced sales price of Product, provided the amounts are separately charged on the relevant invoice.

Product Net Sales comprising a formulation of a Product that also contains other active ingredients, and Net Sales of bundles or packages of products including a Product as well as other products (collectively, “Combination Products or Bundles”), would be calculated, to allocate the portions of net sales of such Combination Products or Bundles attributable, respectively, to a Product and to any such other active ingredients or other products, as follows:

(i) If Product and other active component(s) each are sold separately in such country, Product Net Sales will be calculated by multiplying the total Product Net Sales (as described above) of the Combination Product or Bundle by the fraction A/(A+B), where A is the average gross selling price in such country of the Product sold separately in the same formulation and dosage, and B is the sum of the average gross selling prices in such country of such other active component(s) sold separately in the same formulation and dosage, during the applicable Calendar Year.

(ii) If the Product is sold independently of the other active component(s) therein in such country, but the average gross selling price of such other active component(s) cannot be determined, Product Net Sales will be calculated by multiplying the total Product Net Sales (as described above) of the Combination Product or Bundle by the fraction A/C where A is the average gross selling price in such country of such Product sold independently and C is the average gross selling price in such country of the entire Combination Product or Bundle.

(iii) If the other active component(s) are sold independently of the Product therein in such country, but the average gross selling price of such Product cannot be determined, Product Net Sales will be calculated by multiplying the total Product Net Sales (as described above) of the Combination Product or Bundle by the fraction [1-B/C], where B is the average gross selling price in the Territory of such other active component(s) and C is the average gross selling price in the Territory of the entire Combination Product or Bundle.

(iv) If the Product and other active component(s) are not sold separately, or if they are sold separately but the average gross selling price of neither such Product nor other active component(s) within can be determined, in such country, Product Net Sales of the Combination Product or Bundle will be calculated by multiplying the total Product Net Sales of the Combination Product in such country by a fraction that reflects the value contributed by the Product and each other active component (as determined by mutual agreement of the Parties).

For purposes of the foregoing, in the Calendar Year during which a Combination Product or Bundle is first sold in a country, a forecasted average gross selling price shall be used for the Product and the other active component(s), to be determined in good faith mutually by the Parties. Any over or under payment due to a difference between forecasted and actual average gross selling prices in such country shall be paid or credited, as applicable, in the first royalty payment of the following Calendar Year. In the following Calendar Year the average gross selling price of both the Product and the other active component(s) included in the Combination Product in the previous Calendar Year shall apply, but which shall be reconciled against the actual gross selling price for such year, subject to an appropriate payment or credit in the first royalty payment of the next following Calendar Year.

“Product Patent Rights” means all Patents Controlled by Seller that Cover a Product.

“Product Payments” means, with respect to any period occurring during the Royalty Period, the sum of ((a) all Product Net Sales during such period), and ((b) all Product-Related Damages that are actually received by Seller or its Affiliates during such period).

“Product-Related Damages” means (a) all recoveries, consideration, compensation, payments, collections, settlements and other amounts (including damages, awards, interest and penalties) of any kind or nature actually received by Seller or its Affiliates, licensees and sublicensees in substitution or compensation for, or otherwise in lieu of, any Product Net Sales arising out of or resulting from any Enforcement Action, less (b) all out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by Seller, its Affiliates, licensees, and sublicensees in connection with such Enforcement Action.

“Product Trademarks” means those trademarks set forth on Schedule 3.1(l), as well as all other trademarks in the Territory Controlled by Seller that are related to, or used or intended for use with, Products, excluding trademarks Controlled by Seller that are not specific to Products (e.g., excluding Seller’s corporate names and logos and other non-Product-specific trademarks).

“PTO” means the United States Patent and Trademark Office.

“Purchase Price” has the meaning set forth in Section 1.2(a).

“Purchased Product Royalty” has the meaning set forth in Section 2.1(a).

“Purchased Receivables” means Seller’s interest in revenues from sales of Products, in an amount equal to (a) the Purchased Product Royalty and each payment thereof and (b) any Purchased Product Royalty underpayments or other monetary recoveries resulting from an audit of Seller pursuant to Section 2.3, in each of (a) and (b) irrespective of any amounts, other than deductions set forth in the definition of Product Net Sales, that may be payable by Seller or any of its Affiliates to Third Persons.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Indemnitees” means (i) Purchaser, (ii) the respective directors, employees, accountants, advisors, representatives and agents of Purchaser, and (iv) the respective successors, heirs and assigns of any of the Persons referred to in subsections (i) or (ii).

“Recharacterization” has the meaning set forth in Section 5.6.

“Regulatory Approval” means any and all approvals (including without limitation pricing and reimbursement approvals), product or establishment licenses, registrations, or authorizations of any regional, federal, state, or local Regulatory Authority, department, bureau, or other governmental entity, necessary to commercially distribute, sell or market a Product in a regulatory jurisdiction, including, where applicable, (a) pricing or reimbursement approval in such jurisdiction, (b) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto), (c) labeling approval and (d) technical, medical and scientific licenses.

“Regulatory Authority” means any applicable national, supranational, regional, state, provincial or local regulatory health authority, department, bureau, commission, council, or other government entity regulating or otherwise exercising authority with respect to the exploitation of Products in the Territory, including any such entity involved in the granting of Regulatory Approval for pharmaceutical products.

“Regulatory Exclusivity” means any period of regulatory data protection or market exclusivity or similar regulatory protection afforded by the Health Authorities in a country, including any such periods listed in the FDA’s Orange Book or periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, and all international equivalents, to the extent such protection or exclusivity effectively prevents Generic Versions of the protected product from entering the market.

“Resource Allocation Statement” has the meaning set forth in Section 2.2(c).

“Royalty Period” means on a Product by Product and country by country basis, the period of time commencing on the Commercial Launch of such Product in such country, and ending on the latest to occur of (i) the twelfth (12th) anniversary of Commercial Launch of such Product in such country, (ii) the expiration of all Valid Claims of Product Patent Rights Covering such Product in such country, and (iii) the expiration of Regulatory Exclusivity for such Product in such country.

“Royalty Reports” has the meaning set forth in Section 2.2(a).

“SEC” means the U.S. Securities and Exchange Commission and any successor entity thereto.

“Second Closing” has the meaning set forth in Section 1.4.

“Second Closing Date” has the meaning set forth in Section 1.4.

“Second Request” has the meaning provided in Section 1.9(a).

“Second Closing Shares” has the meaning set forth in the Series C Purchase Agreement.

“Second Closing Trigger” means the date upon which an aggregate of [**] patients have been enrolled in Phase 3 Clinical Trial(s) of Products in accordance with the Fovista Development Plan.

“Second Investment Tranche” has the meaning set forth in Section 1.2(b).

“Second Purchase” has the meaning set forth in Section 2.1(a).

“Second Purchase Price” has the meaning set forth in Section 1.2(a).

“Security Interest Agreement” means the Security Interest Agreement attached to this Agreement as Exhibit H.

“Seller” has the meaning set forth in the Preamble.

“Seller Event of Default” means each of the following events or occurrences:

(a) failure of Seller to deliver or cause to be delivered to Purchaser any Purchased Product Royalty payment when and as such payment is due and payable in accordance with the terms of this Agreement and such failure is not cured within [**] days after written notice thereof is given to Seller by Purchaser, provided that if Seller disputes in writing any such payment obligation within such [**] day period, pays all undisputed amounts within such [**] day period, and thereafter pays all amounts finally determined to be payable within [**] days after the resolution of such dispute, Seller’s non-payment of such disputed amounts prior thereto shall not constitute a Seller Event of Default;

(b) Seller becomes subject to a Bankruptcy Event; and

(c) Purchaser shall fail to have a first-priority perfected security interest under the applicable UCC (or any comparable law) of all applicable jurisdictions in the United States in any of the Additional Collateral and such first-priority perfected security interest is not restored within [**] Business Days after written notice thereof is given to Seller by Purchaser, to the extent that such a security interest can be perfected by the filing of UCC financing statements or other filings, and to the extent such failure is not the consequence of a Permitted Encumbrance.

“Seller Indemnitees” means (i) Seller, (ii) its current and future Affiliates, (iii) the respective directors, employees, accountants, advisors, representatives and agents of any of the foregoing and (iv) the respective successors, heirs and assigns of any of the Persons referred to in (i), (ii) and (iii) above.

“Series C Price” means $2.50 per share.

“Series C Purchase Agreement” means that Series C Preferred Stock Purchase Agreement, of even date herewith, by and among Seller, Purchaser and the other investors listed on Exhibit A thereto, as the same may be amended from time to time.

“Series C Purchasers” means, collectively, the Purchaser and each of the investors identified on Exhibit A to the Series C Purchase Agreement.

“Series C Sale Price” means the price per share that a holder of shares of Seller’s equity purchased pursuant to the Series C Purchase Agreement would receive as consideration for such shares of Seller’s equity in a specified Established Development Company Acquisition.

“Tax” means (1) any present or future tax, impost or withholding of any nature and whatever called and (2) any duty, assessment, charge, fee, or deduction in the nature of a tax, in each case including interest and penalties thereon and any additions thereto and imposed by any Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

“Term” has the meaning set forth in Section 7.1.

“Territory” means worldwide.

“Third Closing” has the meaning set forth in Section 1.4.

“Third Closing Date” has the meaning set forth in Section 1.4.

“Third Closing Shares” has the meaning set forth in the Series C Purchase Agreement.

“Third Closing Trigger” means the date upon which an aggregate of [**] patients have been enrolled in Phase 3 Clinical Trial(s) of Products in accordance with the Fovista Development Plan.

“Third Person” means any Person other than the Parties or their respective Affiliates.

“Third Investment Tranche” has the meaning set forth in Section 1.2(b).

“Third Purchase” has the meaning set forth in Section 2.1(a).

“Third Purchase Price” has the meaning set forth in Section 1.2(a).

“Third Purchase Price Date” means the date upon which the Third Investment Tranche closes.

“Transaction Documents” means, collectively, this Agreement, the Bill of Sale, the Security Interest Agreement, the Equity Agreements, and any document, certificate or other instrument delivered in connection therewith.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of Purchaser’s ownership interest in the Purchased Receivables, the back-up security interest granted pursuant to Section 5.5, or the security interest granted pursuant to the Security Interest Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

“U.S.” or “United States” means the United States of America, its territories and possessions.

“Unaudited Financial Statements” has the meaning set forth in Section 2.2(b).

“Valid Claim” (i) a claim of an issued and unexpired patent within the Product Patent Rights, as applicable, that has not been held unpatentable, invalid, or unenforceable by a court or other government agency of competent jurisdiction in an unappealed or unappealable decision or has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer, or otherwise or (ii) a claim of a pending patent application within the Product Patent Rights that has not been abandoned, finally rejected or expired without the possibility of appeal or re-filing and that is not pending more than [**] years after the filing of the earliest patent application from which such claim derives priority.

EXHIBIT B

Opinion of Seller’s Counsel	+1 617 526 6000 (t) +1 617 526 5000 (f) wilmerhale.com

May 23, 2013

Novo A/S

1700 Owens Street, Suite 540

San Francisco, CA 94158

Ladies and Gentlemen:

We have acted as special counsel to Ophthotech Corporation, a Delaware corporation (the “Seller”), in connection with the preparation, execution and delivery of that certain Purchase and Sale Agreement of even date herewith (the “Purchase Agreement”) by and between the Seller and Novo A/S (the “Purchaser”).

This opinion is being furnished pursuant to Section 1.5 (f) of the Purchase Agreement. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Purchase Agreement.

In rendering the opinions expressed below, we have examined:

a.	the Purchase Agreement;

b.	the Security Agreement of even date herewith (the “Security Agreement”) between the Seller and the Purchaser;

c.	the Bill of Sale of even date herewith, executed by the Seller (the “Bill of Sale”);

d.	the Notice of Grant of Security Interest in Patents and Notice of Grant of Security Interest in Trademarks, each of even date herewith, executed by the Seller;

e.	the Certificate of Incorporation of the Seller, certified by the Secretary of State of the State of Delaware as of May 22, 2013 (the “Charter”);

f.	a Certificate of the Secretary of the Seller, dated as of the date hereof (the “Secretary’s Certificate”), attesting to (i) true, correct and complete copies of the Charter and the By-Laws of the Seller, certain resolutions of the board of directors of the Seller, as each of the foregoing is in effect on the date hereof, and (ii) the authorization, incumbency and signatures of certain officers of the Seller;

g.	a certificate of the Secretary of State of the State of Delaware, dated as of May 22, 2013, attesting to the legal existence and corporate good standing for the Seller in the State of Delaware;

Nova A/S

May 23, 2013

h.	the two UCC-1 financing statements (the “Financing Statements”) in the forms annexed hereto as Exhibit A and Exhibit B to be filed with respect to the Seller in the filing office of the Secretary of State of the State of Delaware; and

i.	such other documents, instruments and certificates (including, but not limited to, certificates of public officials and officers of the Seller) as we have considered necessary for purposes of this opinion.

The documents referred to in clauses (a), (b), (c) and (d) above are referred to together as the “Definitive Documents.”

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity and competence of all individuals, the completeness and accuracy of all corporate records provided to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies of documents submitted to us as copies, and the authenticity of the originals of such latter documents. We have not reviewed the minute books of the Seller.

In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of public officials and officers of the Seller, upon the representations and warranties of the Seller and the Purchaser in the Definitive Documents, and upon the Secretary’s Certificate. We have not conducted any independent investigation of, or attempted to verify independently, such factual matters. We have not conducted a search of any electronic databases or the dockets of any court, administrative or regulatory body or agency in any jurisdiction.

For purposes of this opinion, we have assumed that (i) the Definitive Documents and all other instruments executed and delivered in connection therewith have been duly authorized, executed and delivered by all parties thereto other than the Seller, and that all such other parties have all requisite power and authority, and have taken all action necessary, to execute and deliver, and to perform their obligations under, the Definitive Documents and all other instruments executed and delivered in connection therewith, and (ii) no consent, approval, authorization, declaration or filing by or with any governmental commission, board or agency is required by any party to the Definitive Documents other than the Seller for the valid execution and delivery of, and performance of their obligations under, such documents. We have also assumed that each of the Definitive Documents and all other instruments executed and delivered in connection therewith is the valid and binding obligation of each party thereto other than the Seller and is enforceable against such other parties in accordance with its respective terms. We do not render any opinion as to the application of or compliance with any federal or state law or regulation to the power, authority or competence of any party to the Definitive Documents other than the Seller.

We are opining herein solely as to the state laws of the State of New York, the statutes codified as 8 Del.C. §§101-398 and known as the General Corporation Law of the State of Delaware (the “DGCL Statute”), the Delaware Uniform Commercial Code-Secured Transactions

Nova A/S

May 23, 2013

Statute (the “Delaware Code”), and the federal laws of the United States of America. To the extent that any other laws govern any of the matters as to which we are opining herein, we have assumed for the purposes of this opinion, with your permission and without investigation, that such laws are identical to the state laws of the State of New York, and we express no opinion as to whether such assumption is reasonable or correct. We express no opinion herein as to the legal characterization or the treatment in bankruptcy (under 11 U.S.C. §552 or otherwise) of the obligations created by the Purchase Agreement, whether as a sale of royalty payments or a secured financing. We express no opinion herein with respect to compliance by the Seller with state securities or “blue sky” laws or with any state or federal securities anti-fraud laws.

For purposes of this opinion we have assumed that the Board of Directors of Seller has complied with its fiduciary duties in connection with the transactions contemplated by the Definitive Documents. We have also assumed, for purposes of Section 144 of the Delaware General Corporation Law, that the Definitive Documents are fair as to the Seller as of the time they were authorized, approved or ratified by the Board of Directors of the Seller, a committee thereof or the stockholders of the Seller.

We assume that the Uniform Commercial Code-Secured Transactions statute as in effect in the State of New York (the “New York Code”) governs all matters related to the creation of security interests granted by the Seller in favor of the Purchaser. Section 9-301(1) of the New York Code provides that, subject to certain exceptions, the law of the jurisdiction where a debtor is located governs the perfection of a security interest in collateral. The Seller is organized under the laws of the State of Delaware and is therefore located in the State of Delaware under Section 9-307(e) of the New York Code. Accordingly, the Delaware Code, subject to the exceptions referenced in Section 9-301 of the New York Code, governs the perfection of security interests granted by the Seller in favor of the Purchaser.

The opinion expressed in paragraph 1 below, insofar as it relates to the valid existence and good standing of the Seller, is based solely upon the certificate referred to in clause (e) above, is rendered as of the date of such certificate, and is limited accordingly. We express no opinion as to the tax good standing of the Seller in any jurisdiction.

We express no opinion as to the enforceability of any right to set-off against any deposit account of the Seller to the extent that (a) the funds on deposit in said accounts have been accepted by the Purchaser with an intent to apply such funds to a pre-existing claim rather than to hold such funds subject to withdrawals in the ordinary course, (b) the set-off is directed against checks held by the Purchaser for collection only and not for deposit, (c) the funds on deposit in said accounts are in any manner special accounts which, by the express terms on which they are created are made subject to the rights of a third party, (d) the obligations against which any deposit account is set off are not due and payable, or (e) the funds on deposit in the account are subject to a security interest granted to the Purchaser.

Except with respect to our opinion in paragraph 7 below, we express no opinion as to the creation or perfection of any security interests pursuant to the Definitive Documents. We express no opinion as to the priority of any security interest pursuant to the Definitive Documents.

Nova A/S

May 23, 2013

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable usury, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general principles of equity, including the availability of any equitable or specific remedy, or the successful assertion of any equitable defense. We assume that (i) there has been no mutual mistake of fact or misunderstanding, or fraud, duress, or undue influence in connection with the negotiation, execution or delivery of the Definitive Documents, and (ii) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, vary, supplement or qualify the terms of the Definitive Documents. We also express no opinion herein as to any provision of any Definitive Document (a) which may be deemed or construed to waive any right of the Seller, (b) to the effect that rights and remedies are not exclusive, and to the effect that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (c) relating to the effect of invalidity or unenforceability of any provision of a Definitive Document on the validity or enforceability of any other provision thereof, (d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to non-competition and non-solicitation or relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) relating to powers of attorney, (h) which provides that the terms of any Definitive Document may not be waived or modified except in writing, (i) purporting to establish evidentiary standards, (j) purporting to establish in advance standards of commercial reasonableness, or (k) purporting to charge interest on interest.

With respect to our opinions below, we have assumed that the execution and delivery of the Definitive Documents and consummation of the transactions contemplated thereby is necessary or convenient to the conduct, promotion, or attainment of the business of the Seller under the DGCL Statute § 122(13). For purposes of our opinions rendered below, we have assumed that the facts and law governing the future performance by the Seller of its obligations under the Definitive Documents will be identical to the facts and law governing its performance on the date of this opinion.

Based upon and subject to the foregoing and to the comments and qualifications following these opinions, it is our opinion that:

1.	The Seller is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as it is, to our knowledge, currently conducted.

Nova A/S

May 23, 2013

2.	The Seller has all requisite corporate power and authority to execute and deliver the Definitive Documents and to consummate the transactions contemplated thereby.

3.	The execution and delivery by the Seller of the Definitive Documents and the performance by the Seller of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Seller.

4.	Each of the Definitive Documents has been duly executed and delivered by the Seller, and constitutes the valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms.

5.	The execution and delivery by the Seller of the Definitive Documents and the consummation of the transactions contemplated thereby, do not (a) violate the provisions the Charter and By-laws of the Seller, each as attached to the Secretary’s Certificate; or (b) violate the provisions of the state laws of the State of New York, the federal laws of the United States of America or the DGCL Statute applicable to the Seller.

6.	Other than any authorization, approval, consent, filing or registration required in connection with the perfection of security interests, no authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York or under the DGCL Statute is required on the part of the Seller for the execution or delivery by the Seller of the Definitive Documents or the consummation by the Seller of the transactions contemplated thereby.

7.	Subject to the giving of value (within the meaning of Section 9-203 of the New York Code), and without opining as to whether it constitutes a purchase or a secured loan, the Purchase Agreement together with the Bill of Sale creates a valid security interest (as defined in Section 1-201(37) of the New York Code) in the Purchased Receivables (as defined in the Bill of Sale) in favor of the Purchaser. Subject to the giving of value (within the meaning of Section 9-203 of the New York Code), the Security Agreement creates a valid security interest in the Collateral (as defined therein and together with the Purchased Receivables, the “Seller Collateral”) in favor of the Purchaser. Upon the timely and proper filing of the Financing Statements with the Secretary of State of the State of Delaware listing the Purchaser as the secured party, the Purchaser will have a perfected security interest as to all such Seller Collateral of the Seller in which a security interest can be perfected by the filing of such Financing Statements under the Delaware Code.

The foregoing opinions are subject to the following comments and qualifications:

Nova A/S

May 23, 2013

a.	We express no opinion as to the creation of security interests in property (including any intellectual property or proceeds thereof) in which a security interest cannot be created under the New York Code or the perfection of security interests in property (including any intellectual property or proceeds thereof) in which a security interest cannot be perfected by the filing of UCC-1 financing statements pursuant to Article 9 of the Delaware Code. Without limiting the foregoing, we express no opinion as to (a) the creation or perfection of any security interests in commercial tort claims, and (b) the perfection of security interests in fixtures, letter of credit rights, electronic chattel paper, as-extracted collateral, timber to be cut, a cooperative interest or deposit accounts, each as defined in the New York Code. We have assumed that the Financing Statements will be duly and timely filed with the Office of the Secretary of State of the State of Delaware , and that all appropriate fees and recording taxes (if any) will be duly and timely paid. We call your attention to the decision of the court in In re Avalon Software, Inc., 209 B.R. 517 (Bankr. D. Ariz. 1997) regarding the perfection of security interests in the proceeds of certain intellectual property. We call your attention to Sections 9-310 through 9-314 of the Delaware Code, which require or permit control or taking delivery or possession by a secured party for perfection of a security interest in certain types of collateral, and note that the security interests in such collateral may be subject to perfection by more than one method of perfection.

b.	We express no opinion as to the effect of perfection or nonperfection or the priority of any security interests granted by the Seller to or for the benefit of the Purchaser. We express no opinion as to the existence of, or the right, title or interest of the Seller, to or under any property in which it has granted a security interest.

c.	The perfection of the security interest granted by the Seller may be terminated as to any Seller Collateral of the Seller acquired by the Seller more than four months after the Seller changes its name so as to make the Financing Statements seriously misleading (within the meaning of Sections 9-506 and 9-507 of the Delaware Code) unless an appropriate amendment to the financing statement indicating the new name of the Seller is properly filed before the expiration of such four-month period and all fees in connection therewith are paid. A change in the location (as that term is defined in Section 9-307 of the New York Code) of the Seller may impair the perfection of the security interest in the Seller Collateral of the Seller.

d.	Pursuant to the Delaware Code, continuation statements are required from time to time to be filed in order to preserve valid, perfected security interests.

e.	We express no opinion as to the adequacy of the description of the Seller Collateral of the Seller as defined in the Security Agreement (a) insofar as such description includes terms which are not defined under Article 9 of the New York Code or the Delaware Code; and (b) insofar as such description is inconsistent with the description of the Seller Collateral in the Financing Statements.

Nova A/S

May 23, 2013

f.	Under certain circumstances, described in Section 9-315 of the New York Code and the Delaware Code, the right of a secured party to enforce a perfected security interest in the proceeds of collateral may be limited. Under certain circumstances described in Sections 9-406 through 9-409 of the New York Code and the Delaware Code, the assignment of interests in, or the creation or enforcement of a security interest in, certain types of collateral may be limited.

g.	The grant of, or any realization on, security interests in governmental licenses, permits, authorizations and other rights, in contracts with government or governmental instrumentalities, commissions, boards or agencies and in the proceeds thereof are or may be subject to restrictions or limitations set forth therein or in applicable statutes, laws, rules or regulations, and we express no opinion as to the creation or perfection of a security interest in such rights, contracts or proceeds.

This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. This opinion is based upon currently existing facts, statutes, rules, regulations and judicial decisions, and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is rendered only to the Purchaser and is solely for the benefit of the Purchaser, in connection with the consummation of the transactions contemplated by the Definitive Documents, and may not be used by the Purchaser for any other purpose, nor may this opinion be furnished to, quoted to or relied upon by any other person for any purpose, without our prior written consent.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:
John D. Sigel, a Partner

Exhibit A

Form of Financing Statement

EXHIBIT C

INITIAL PRESS RELEASE

Final ☐ Strictly Confidential

For BusinessWire Distribution on Wed., May 29, 2013 at 7:30 a.m. Eastern

Ophthotech Raises $175 Million to Finance the

Pivotal Phase 3 Program for Fovista™

Anti-PDGF Combination Therapy in Wet AMD

☐ Funding to Develop the First Therapy to Show

Superior Efficacy Over the Current Standard of Care ☐

☐ Newly Appointed CEO David R. Guyer, MD to Lead Expanded Management Team ☐

New York, NY ☐ May 29, 2013 ☐ Ophthotech Corporation today announced that it has raised $175 million to finance a global Phase 3 clinical program of its lead compound FovistaTM, an anti-platelet-derived growth factor (PDGF), in combination with anti-VEGF therapy for the treatment of neovascular age-related macular degeneration (wet AMD). The multi-national Phase 3 trial is expected to begin in the third quarter of 2013 and enroll nearly 1,900 patients in more than 200 centers worldwide.

The financing of $175 million consists of $125 million from Novo A/S, in exchange for royalties on Fovista sales. The remaining $50 million is in the form of a Series C preferred stock financing from Novo A/S and current venture investors in Ophthotech. The royalty and Series C funding is structured in three equal tranches, the first of which has closed.

“We are excited to lead this very large financing to drive Phase 3 development of Fovista,” said Henrik Gürtler, CEO, Novo A/S. “Ophthotech is well positioned to bring this important drug rapidly to market, based on the strength of Phase 2b results and the proven medical, regulatory and commercial capabilities of its management team.”

To accelerate the clinical development of Fovista, Ophthotech also announced today the expansion of its management team. David R. Guyer, MD, the company’s Chairman of the Board since its inception, has accepted the position of Chief Executive Officer (CEO), and Samir Patel, MD, co-founder and current President of Ophthotech, has been appointed to the additional role of Vice Chairman of the Board. Under the new management structure, Dr. Guyer will direct the company’s corporate and financial strategy, while Dr. Patel will focus fully on clinical development.

“We are grateful to our investors for their profound confidence in Ophthotech and Fovista as a potential game-changing therapy that we hope will improve outcomes for millions of people with wet AMD,” noted Dr. Guyer.

In a large, randomized, controlled Phase 2b study reported last year, Fovista in combination with Lucentis® (ranibizumab injection) demonstrated superior efficacy over Lucentis monotherapy in patients with wet AMD. Patients receiving the combination of Fovista (1.5 mg) and Lucentis gained a mean of 10.6 letters of vision on the ETDRS standardized chart at 24 weeks, compared to 6.5 letters for patients receiving Lucentis monotherapy (p=0.019), representing a 62% additional benefit. No significant safety issues were observed for either treatment group in the trial.

About Novo A/S

Novo A/S, a private limited liability company fully owned by the Novo Nordisk Foundation, is the holding company in the Novo Group, and responsible for managing the Foundation’s assets, which are currently valued at more than USD 30 billion. Besides being the major shareholder in Novo Nordisk A/S and Novozymes A/S, Novo A/S provides seed and venture capital to development stage companies and takes significant ownership positions in well-established companies within life science and biotechnology, as well as manages a broad portfolio of financial assets. Novo A/S is an international investor working from Copenhagen, San Francisco and London. Through its teams of scientific and commercial experts, Novo A/S actively supports its portfolio of projects and companies, and manages a range of financial investments.

About the Phase 2b Trial of Fovista

In a prospective Phase 2b study of 449 patients with wet AMD, enhanced visual outcomes of Fovista anti-PDGF (1.5 mg) combination therapy as compared to Lucentis monotherapy were demonstrated at every monthly timepoint. In addition, the relative magnitude of visual benefit continued to increase over time. The visual benefit of anti-PDGF (1.5 mg) combination therapy compared to Lucentis monotherapy was greater at the 6-month timepoint than at the 3-month timepoint. The increasing divergence of the efficacy curves suggests the benefit of chronic anti-PDGF combination therapy. A classic dose-response curve was observed. No significant safety issues were observed for either treatment group in the trial. These data were previously reported by Ophthotech, and further results will be presented at future medical congresses and published in peer-reviewed journals.

About Dr. Guyer

Dr. Guyer, a former venture capitalist and Partner at SV Life Sciences, has significant medical, drug development and commercial experience in ophthalmology. Following a successful career in academic medicine as Professor and Chairman of the Department of Ophthalmology at New York University School of Medicine, Dr. Guyer co-founded and served as CEO and Director at Eyetech Pharmaceuticals, Inc. He led Eyetech through private, public and corporate financings over $400 million, and oversaw the rapid development and successful commercialization of Macugen® (pegaptanib sodium), the first FDA-approved anti-

VEGF pharmacological treatment for wet AMD. Dr. Guyer negotiated a partnership with Pfizer for Macugen, which was one of the largest biotech-pharma deals executed at the time. The commercial launch of Macugen was the most successful ophthalmology product introduction at the time, based on the first twelve months’ sales. Under Dr. Guyer’s leadership, Eyetech reached a peak market capitalization of approximately $2 billion. OSI Pharmaceuticals subsequently acquired Eyetech in a deal valued at $935 million.

Dr. Guyer received his Bachelor of Science (BSc) degree from Yale College summa cum laude and his medical degree (MD) from Johns Hopkins Medical School. Dr. Guyer completed his ophthalmology residency at Wilmer Ophthalmological Institute, Johns Hopkins Hospital and a retinal fellowship at the Massachusetts Eye and Ear Infirmary at Harvard Medical School.

About Dr. Patel

Under Dr. Patel’s leadership as founding CEO of Ophthotech, the company completed a large Phase 2b clinical trial in which Fovista combination therapy demonstrated statistically significant superiority in efficacy over Lucentis monotherapy in the treatment of wet AMD. Dr. Patel is also the former Chief Medical Officer of Eyetech, co-founded Eyetech with Dr. Guyer and served on its Board of Directors. Prior to joining Ophthotech, Dr. Patel spent over a decade in academic medicine. In 1991 he joined the Department of Ophthalmology and Visual Science at the University of Chicago, where he served as Director of the Retina Service and the residency program and was an Associate Professor of Ophthalmology. While at the University of Chicago, Dr. Patel focused on cell-based therapies for AMD, and was one of the world’s first retinal surgeons to perform a human retinal transplant. Dr. Patel received his MD from the University of Massachusetts Medical School and ophthalmology training from the University of Chicago. He received his training in retinal surgery from the Massachusetts Eye and Ear Infirmary at Harvard Medical School.

About Ophthotech

Ophthotech Corporation is a privately held biopharmaceutical company focusing on discovering, developing and commercializing first-in-class therapies for the treatment of major ophthalmic diseases. Ophthotech’s lead compound Fovista (previously known as E10030) is being developed for use in combination with anti-VEGF therapy for the treatment of patients with wet AMD. Today, despite the availability of anti-VEGF wet AMD drugs with worldwide sales of over $4 billion, there remains a significant unmet medical need. The majority of patients treated with anti-VEGF monotherapy, the current standard of care, are unable to achieve significant visual gain, and many of these patients lose additional vision.

In addition to Fovista, Ophthotech’s pipeline includes an anti-C5 agent, ARC1905, a potent and selective inhibitor of factor C5 of the complement cascade being developed for the treatment of wet and dry AMD. There are more than 15 million patients suffering from dry AMD in just the United States and Europe, and there is no approved therapy.

Ophthotech’s venture investors include SV Life Sciences, Novo Ventures, HBM Healthcare Investments, and Clarus Ventures. Ophthotech is headquartered in New York, and also has offices in Princeton, NJ. For more information, please visit www.ophthotech.com.

Forward-Looking Statements

Any statements in this news release about future expectations, plans and prospects for Ophthotech constitute forward-looking statements. Forward-looking statements in this news release include statements regarding the initiation and conduct of Ophthotech’s planned Phase 3 clinical trial of Fovista in combination with anti-VEGF therapies. Actual results may differ materially from those indicated by such forward-looking statements. In particular, the favorable results from Ophthotech’s completed Phase 2b clinical trial of Fovista do not guarantee favorable results in the planned Phase 3 clinical trial. Ophthotech anticipates that subsequent events and developments may cause its views to change. However, while Ophthotech may elect to update these forward-looking statements in the future, Ophthotech specifically disclaims any obligation to do so.

Contact:

Jennifer Devine

SmithSolve LLC on behalf of Ophthotech Corporation

973-442-1555 ext. 102

jennifer.devine@smithsolve.com

Lucentis® is a registered trademark of Genentech, Inc.

EXHIBIT D

BILL OF SALE

THIS BILL OF SALE (this “Purchaser Bill of Sale”) is made, entered into and effective this 23rd day of May 2013, by and between OPHTHOTECH CORPORATION, a Delaware corporation, and its permitted successors and assigns (“Seller”) and NOVO A/S a company organized under the laws of Denmark, and its permitted successors and assigns (“Purchaser”). Capitalized terms used but not defined herein will have the meanings ascribed to such terms in that certain Purchase and Sale Agreement, dated as of May 23, 2013, by and between Seller and Purchaser (the “Purchase Agreement”).

RECITALS

WHEREAS, Seller desires to sell, transfer, convey and assign to Purchaser, and Purchaser desires to purchase and accept from Seller, all of Seller’s right, title and interest in, to and under the Purchased Receivables, on the terms and conditions set forth in the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and other good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows, subject in each case to the terms and conditions set forth in the Purchase Agreement, it being agreed by Purchaser and Seller that nothing herein increases Seller’s obligations beyond those set forth in the Purchase Agreement:

1. Seller, by this Purchaser Bill of Sale, does hereby sell, transfer, convey, assign and deliver to Purchaser, and Purchaser does hereby purchase and accept, all of Seller’s right, title and interest in, to and under the Purchased Receivables.

2. Seller hereby covenants that, at any time or from time to time after the date hereof, at Purchaser’s reasonable request and without further consideration but at Purchaser’s expense, Seller will execute and deliver to Purchaser such other instruments of sale, transfer, conveyance and assignment as Purchaser may reasonably deem necessary to sell, transfer, convey, assign and deliver to Purchaser, and to confirm Purchaser’s title to, all of Seller’s right, title and interest in, to and under the Purchased Receivables.

3. Seller represents, warrants and covenants that (a) it has absolute title to the Purchased Receivables free and clear of all Encumbrances (other than Permitted Encumbrances), (b) it has not made any prior sale, transfer, conveyance, assignment, grant or delivery of any Purchased Receivables, (c) it has the present lawful right, power and authority to sell, transfer, convey, assign and deliver the Purchased Receivables to Purchaser free and clear of all Encumbrances (other than Permitted Encumbrances), and (d) subject to any Recharacterization, all action has been taken which is required for Seller to make this Purchaser Bill of Sale, and this Purchaser Bill of Sale is, a legal, valid and binding obligation of Seller.

4. This Purchaser Bill of Sale will be binding upon and inure to the benefit of Seller, Purchaser and their respective permitted successors and assigns under the Purchase Agreement, for the uses and purposes set forth and referred to above, effective immediately upon its delivery to Purchaser.

5. (a) THIS PURCHASER BILL OF SALE AND ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS PURCHASER BILL OF SALE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER IN CONTRACT, TORT OR OTHERWISE) WILL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER WILL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) EACH PARTY (i) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF THIS PURCHASER BILL OF SALE, AND (ii) IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH ACTION, SUIT OR OTHER PROCEEDING, THAT SUCH COURT DOES NOT HAVE ANY JURISDICTION OVER SUCH PARTY.

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY ACTION OR DISPUTE ARISING OUT OF OR RELATING TO THIS PURCHASER BILL OF SALE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER IN CONTRACT, TORT OR OTHERWISE).

(d) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.

(e) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE SENDING OF COPIES THEREOF BY FEDERAL EXPRESS OR OTHER OVERNIGHT COURIER COMPANY, TO SUCH PARTY AT ITS ADDRESS SPECIFIED BY SECTION 9.10 OF THE PURCHASE AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOUR DAYS AFTER DELIVERY TO SUCH COURIER COMPANY.

(f) NOTHING HEREIN WILL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

6. This Purchaser Bill of Sale may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all of such counterparts will together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Bill of Sale as of the day and year first written above.

PURCHASER: Novo A/S		PURCHASER: Novo A/S

By:	/s/ Henrik Gürtler	By:	/s/ Jørgen Boe
Name: Henrik Gürtler Title: Chief Executive Officer		Name: Jørgen Boe Title: Director

SELLER: OPHTHOTECH CORPORATION

By:	/s/ David R. Guyer
Name: David R. Guyer Title: Chief Executive Officer

EXHIBIT E

Fovista Development Plan

(See Attached)

E-1

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of 20 pages were omitted.

[**]

E-2

EXHIBIT F

Fovista Development Timeline

[**]

F-1

EXHIBIT G

Listed Anti-PDGF Aptamers

Confidential Materials omitted and filed separately with the Securities and Exchange Commission.

A total of one page was omitted. [**]

G-1

EXHIBIT H

EXECUTION VERSION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is entered into as of May 23, 2013 between OPHTHOTECH CORPORATION, a Delaware corporation (the “Grantor”), and NOVO A/S, a Danish private limited liability company (the “Secured Party”).

RECITALS

WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of the date hereof (the “Purchase Agreement”), between the Grantor and the Secured Party, the Secured Party will provide funding to the Grantor in exchange for royalties on sales of certain products of the Grantor; and

WHEREAS, it is a condition precedent to the effectiveness of the Purchase Agreement and the Secured Party’s provision of funding thereunder that the Grantor execute and deliver this Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. The following terms shall have the meanings ascribed to such terms in the Uniform Commercial Code in effect from time to time in the State of New York, except as such terms may be used in connection with the perfection of the Collateral and then such terms shall have the meanings ascribed to them in the Uniform Commercial Code in the applicable jurisdiction with respect to such affected Collateral (the “UCC”): Money, Proceeds.

(b) In addition, the following terms shall have the meanings set forth below:

“Collateral” has the meaning provided in Section 2 hereof.

“Fovista Intellectual Property” means all of Grantor’s right, title and interest in, to and under the following property, whether now owned or hereafter acquired, wherever located:

(a) all Product Patent Rights and all of Grantor’s rights and privileges with respect thereto;

(b) all Product Trademarks and all of Grantor’s rights and privileges with respect thereto and related goodwill;

(c) all rights and privileges in the service marks, trade names, trade dress, logos, packaging design, slogans and Internet domain names that are Controlled by Grantor, and the registrations and applications for registration of any of the foregoing, in each case, that are primarily related to Product;

(d) all rights and privileges in Know-How that is Controlled by Grantor and is primarily related to Product;

(e) all Regulatory Approvals for Products owned by Grantor or its Affiliates;

(f) all of Grantor’s books and records relating to any and all of the foregoing; and

(g) all Proceeds and products of and to any and all of the foregoing, but excluding, for clarity, inventory and any proceeds thereof.

“Obligations” means all of Grantor’s obligations under the Purchase Agreement.

“Secured Obligations” means, without duplication, (a) all Obligations and (b) all costs and expenses incurred in connection with enforcement and collection of the Obligations, including the reasonable and documented fees, charges and disbursements of counsel.

2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due of the Secured Obligations, the Grantor hereby grants to the Secured Party a continuing security interest in any and all right, title and interest of the Grantor in and to the Fovista Intellectual Property, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”).

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to, and the definition of “Collateral” shall not include Grantor’s interests in either of the In-License Agreements to the extent that the grant of a security interest in such In-License Agreement in the manner contemplated by this Agreement, under the terms thereof or under applicable law, is prohibited and would result in the termination thereof or give the other party or parties thereto the right to terminate, accelerate or otherwise alter the Grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both), except to the extent that such provisions would be ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the UCC.

The Grantor and the Secured Party hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an absolute assignment of any Collateral.

3. Representations and Warranties. The Grantor hereby represents and warrants to the Secured Party that:

(a) Ownership. Except for Permitted Encumbrances, the Grantor is the legal and beneficial owner of the Collateral and has the right to pledge, sell, assign or transfer the same.

(b) Security Interest/Priority. This Agreement creates a valid security interest in favor of the Secured Party in the Collateral and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in the Collateral to the extent such security interest can be perfected by filing under the UCC or by filing in the United States Patent and Trademark Office.

(c) Consents; Etc. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and (iii) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person is required for (A) the grant by the Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by the Grantor, (B) the perfection of the security interest granted hereunder (to the extent such security interest can be perfected by filing under the UCC or by filing an appropriate notice with the United States Patent and Trademark Office) or (C) the exercise by the Secured Party of the rights and remedies provided for in this Agreement.

4. Covenants. The Grantor covenants that until such time as the Secured Obligations have been paid in full and the Purchase Agreement has expired or been terminated, the Grantor shall:

(a) Filing of Financing Statements, Notices, etc. Execute and deliver to the Secured Party such agreements, assignments or instruments and do all such other things as the Secured Party may reasonably deem necessary or appropriate (i) to assure the Secured Party of its security interests hereunder, including (A) such instruments as the Secured Party may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC and federal law relating to the United States Patent and Trademark Office, (B) with regard to Product Patent Rights that constitute Collateral, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Schedule 4(a)(i) hereto and (C) with regard to Product Trademarks that constitute Collateral, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Schedule 4(a)(ii) hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Secured Party of its rights and interests hereunder. Furthermore, the Grantor also hereby irrevocably makes, constitutes and appoints the Secured Party, its nominee or any other person whom the Secured Party may designate, as the Grantor’s attorney in fact with full power and for the limited purpose to sign in the name of the Grantor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices (including Notices of Grant of Security with respect to Product Patent Rights and/or Product Trademarks) and intellectual property security agreements or any similar documents which in the Secured Party’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until such time as the Secured Obligations arising under the Purchase Agreement have been paid in full and the Purchase Agreement has expired or been terminated. The Grantor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Secured Party without notice thereof to the Grantor wherever the Secured Party may in its sole discretion desire to file the same.

(b) Books and Records. Mark its books and records to reflect the security interest granted pursuant to this Agreement.

(c) Collateral. Except for the Permitted Encumbrances and as permitted by the Purchase Agreement, not (a) make any assignment or agreement in conflict with the security interest granted hereunder in the Collateral or (b) pledge, grant a security interest in, sell, assign, transfer, dispose of, allow to exist any lien or other encumbrance on or otherwise encumber any of the Collateral.

5. Authorization to File Financing Statements. The Grantor hereby authorizes the Secured Party to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Secured Party may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.

6. Advances. Upon the occurrence and during the continuation of a Seller Event of Default and upon prior notice to the Grantor, the Secured Party may, at its sole option and in its reasonable discretion after notifying the Grantor, expend such sums as the Secured Party may reasonably deem advisable in defending against any adverse claim against the Collateral and make all other reasonable expenditures which the Secured Party may make for the protection of the security hereof or which it may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Grantor promptly upon timely notice thereof and demand therefor, and shall constitute additional Secured Obligations. No such performance of any covenant or agreement by the Secured Party on behalf of the Grantor, and no such advance or expenditure therefor, shall relieve the Grantor of any Seller Event of Default.

7. Remedies.

(a) General Remedies. Upon the occurrence of a Seller Event of Default and during continuation thereof, the Secured Party shall have, in addition to the rights and remedies provided herein, in the Purchase Agreement, in any other documents relating to the Secured Obligations, or by law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC and the Secured Party may, with or without judicial process or the aid and assistance of others but subject to compliance with applicable law, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantor, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantor to assemble and make available to the Secured Party at the expense of the Grantor any Collateral at any place and time designated by the Secured Party which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for Money, upon credit or otherwise, at such prices and upon such terms as the Secured Party deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Neither the Secured Party’s compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. The Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Grantor in accordance with the notice provisions of the Purchase Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Secured Party shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable law, the Secured Party may be a purchaser at any such sale. To the extent permitted by applicable law, the Grantor hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Secured Party may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Secured Party may further postpone such sale by announcement made at such time and place.

(b) Nonexclusive Nature of Remedies. Failure by the Secured Party to exercise any right, remedy or option under this Agreement, the Purchase Agreement, any other document relating to the Secured Obligations, or as provided by law, or any delay by the Secured Party in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. The rights and remedies of the Secured Party under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Secured Party may have.

(c) Retention of Collateral. In addition to the rights and remedies hereunder, the Secured Party may, in compliance with Sections 9-620 and 9-621 of the UCC, propose to accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Secured Party shall have provided the notices required by such provisions, however, the Secured Party shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(d) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Secured Party legally entitled, the

Grantor shall be liable for the deficiency, together with the costs of collection and the reasonable and documented fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantor.

8. Rights of the Secured Party.

(a) Power of Attorney. In addition to other powers of attorney contained herein, the Grantor hereby designates and appoints the Secured Party and each of its designees or agents, as attorney-in-fact of the Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of a Seller Event of Default:

(i) to defend, settle or compromise any action brought in connection with the Collateral and, in connection therewith, give such discharge or release as the Secured Party may deem reasonably appropriate;

(ii) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes;

(iii) to adjust and settle claims under any insurance policy relating to the Collateral;

(iv) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Secured Party may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(v) to institute any foreclosure proceedings with respect to the Collateral that the Secured Party may deem appropriate;

(vi) to sign and endorse any assignments, verifications, notices and other documents relating to the Collateral;

(viii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; and

(ix) to do and perform all such other acts and things as the Secured Party may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Secured Obligations arising under the Purchase Agreement have been paid in full and the Purchase Agreement has expired or been terminated. The Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options granted to the Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Secured Party solely to protect, preserve and realize upon its security interest in the Collateral.

(b) The Secured Party’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Secured Party hereunder, the Secured Party shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantor shall be responsible for preservation of all rights in the Collateral, and the Secured Party shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantor. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, which shall be no less than the treatment employed by a reasonable and prudent secured party in the industry, it being understood that the Secured Party shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

(c) Releases of Collateral. If any Collateral shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by the Purchase Agreement, then the Secured Party, at the request and sole expense of the Grantor, shall promptly execute and deliver to the Grantor all releases and other documents, and take such other action, reasonably necessary for the release of the security interest created hereby or by any other document on such Collateral.

9. Continuing Agreement. This Agreement shall remain in full force and effect until such time as the Secured Obligations arising under the Purchase Agreement have been paid in full and the Purchase Agreement has expired or been terminated, at which time this Agreement shall be automatically terminated and the Secured Party shall forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantor evidencing such termination.

10. Amendments; Waivers; Modifications, etc. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 9.2 of the Purchase Agreement.

11. Successors in Interest. This Agreement shall be binding upon the Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Secured Party and its successors and permitted assigns.

12. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 9.9 of the Purchase Agreement.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

14. Headings. The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

15. Governing Law; Submission to Jurisdiction. The terms of Section 9.10 of the Purchase Agreement with respect to governing law and submission to jurisdiction are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

16. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

17. Entirety. This Agreement, the Purchase Agreement and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, relating thereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

SECURED PARTY: Novo A/S		SECURED PARTY: Novo A/S

By:	/s/ Henrik Gürtler	By:	/s/ Jørgen Boe
Name: Henrik Gürtler Title: Chief Executive Officer		Name: Jørgen Boe Title: Director

GRANTOR: OPHTHOTECH CORPORATION

By:	/s/ David R. Guyer
Name: David R. Guyer Title: Chief Executive Officer

[Signature Page to Security Agreement]

SCHEDULE 4(a)(i)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security Agreement dated as of May 23, 2013 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) between Ophthotech Corporation (the “Grantor”) and Novo A/S (the “Secured Party”), the Grantor has granted a continuing security interest in and continuing lien upon the patents and patent applications shown below to the Secured Party:

PATENTS

Patent No.	Country	Description of Patent Item	Date of Patent
7,759,472	United States	Combination Therapy for the Treatment of Ocular Neovascular Disorders	07/20/2010
8,206,707	United States	Combination Therapy for the Treatment of Ocular Neovascular Disorders	06/26/2012
8,187,597	United States	Combination Therapy for the Treatment of Ocular Neovascular Disorders	05/29/2012

[Signature Page to Notice of Grant of Security Interest in Patents]

PATENT APPLICATIONS

Patent Application No.	Country	Description of Patent Applied For	Date of Patent Application
12/641,270	United States	Combination Therapy for the Treatment of Ocular Neovascular Disorders	12/17/2009
13/284,221	United States	Methods for Treating or Preventing Ophthalmological Diseases	10/28/2011
61/654,672	United States	Compositions Comprising an Anti-PDGF Aptamer and a VEGF Antagonist	06/01/2012
61/778,208	United States	Compositions Comprising an Anti-PDGF Aptamer and a VEGF Antagonist	03/12/2013
13/797,821	United States	Compositions Comprising an Anti-PDGF Aptamer and a VEGF Antagonist	03/12/2013

[Signature Page to Notice of Grant of Security Interest in Patents]

The Grantor and the Secured Party hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours, OPHTHOTECH CORPORATION

	By:	/s/ David R. Guyer
GRANTOR:	Name: David R. Guyer Title: Chief Executive Officer

Acknowledged and Accepted:

SECURED PARTY: Novo A/S		SECURED PARTY: Novo A/S

By:	/s/ Henrik Gürtler	By:	/s/ Jørgen Boe
Name: Henrik Gürtler Title: Chief Executive Officer		Name: Jørgen Boe Title: Director

[Signature Page to Notice of Grant of Security Interest in Patents]

SCHEDULE 4(a)(ii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security Agreement dated as of May 23, 2013 (as the same may be amended, modified, extended or restated from time to time, the “Agreement”) between Ophthotech Corporation (the “Grantor”) and Novo A/S (the “Secured Party”), the Grantor has granted a continuing security interest in and continuing lien upon the trademarks and trademark applications shown below to the Secured Party:

TRADEMARKS

Trademark No.	Description of Trademark Item	Date of Trademark

TRADEMARK APPLICATIONS

Trademark Applications No.	Description of Trademark Applied For	Date of Trademark Applications
No. 85/649525	FOVISTA	June 12, 2012

The Grantor and the Secured Party hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours, OPHTHOTECH CORPORATION

	By:	/s/ David R. Guyer
GRANTOR:	Name: David R. Guyer Title: Chief Executive Officer

Acknowledged and Accepted:

SECURED PARTY: Novo A/S		SECURED PARTY: Novo A/S

By:	/s/ Henrik Gürtler	By:	/s/ Jørgen Boe
Name: Henrik Gürtler Title: Chief Executive Officer		Name: Jørgen Boe Title: Director

Schedule 3.1

OPHTHOTECH CORPORATION

DISCLOSURE SCHEDULE

May 23, 2013

This Disclosure Schedule (the “Disclosure Schedule”) is furnished by Ophthotech Corporation, a Delaware corporation (the “Company”), pursuant to the Purchase and Sale Agreement, dated as of May 23, 2013 (the “Agreement”), by and between the Company and Novo A/S. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

This Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections and subsections contained in Section 3.1 of the Agreement, and the disclosures in any numbered or lettered section or subsection of this Disclosure Schedule shall qualify both the corresponding numbered or lettered section of the Agreement and any other sections or subsections in Section 3.1 of the Agreement to the extent that it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. This Disclosure Schedule shall not be deemed to expand in any way the scope or effect of any of the representations and warranties in the Agreement. No reference to or disclosure of any item or other matter in this Disclosure Schedule shall be construed as an admission or indication that such item or other matter is material.

Certain information contained in this Disclosure Schedule is confidential, proprietary information of the Company.

Section 3.1(b) Ownership Rights.

The Company has granted liens over certain of its assets in connection with the financing it has obtained from MidCap Financial under that certain Second Amended and Restated Loan and Security Agreement dated March 15, 2013, by and among MidCap Financial SBIC, LP, the Company and the Lenders listed on Schedule 1 thereto from time to time (the “MidCap Loan Agreement”). In connection with the execution and delivery of the Agreement, the Company intends to payoff the MidCap Loan Agreement and satisfy and discharge the liens granted in connection therewith.

Section 3.1(f) Solvency.

The aggregate proceeds to the Company from (i) the First Purchase under the Agreement, (ii) the Second Purchase under the Agreement, (iii) the Third Purchase under the Agreement, (iv) the sale of shares of the Company’s Series C Preferred Stock sold at the First Closing under the Series C Purchase Agreement, (v) the sale of the Second Closing Shares and (vi) the sale of the Third Closing Shares, in the aggregate, are expected to be insufficient to fund the activities required under the Fovista Development Plan. The Company’s obligation to Novo A/S under the Agreement to pursue the Fovista Development Plan shall not be considered a debt, obligation or other liability for purposes of the representation set forth in Section 3.1(f) of the Agreement.

Section 3.1(p) Encumbrances

The Company has granted liens over certain of its assets in connection with the financing it has obtained from MidCap Financial under the MidCap Loan Agreement. In connection with the execution and delivery of the Agreement, the Company intends to payoff the MidCap Loan Agreement and satisfy and discharge the liens granted in connection therewith.

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Section 3.1(s) Taxes.

New York City has requested that the Company provide invoices from its landlord in connection with the payment of the New York City commercial rent tax. The Company expects that it may have liability for unpaid taxes and that its exposure would be approximately $33,000.

[End of Disclosure Schedule]

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Schedule 3.1(j) Product Patent Rights.

Product Patent Rights currently consists of all patents and patent applications owned by the Company, or licensed or sublicensed by the Company, pursuant to the In-License Agreements, including but not limited to, the following:

The following patents and patent applications owned by the Company:

Application No.	Patent No.	Country

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of three pages were omitted. [**]

Rights under the following patents and patent applications licensed to the Company pursuant to the Archemix In-License:

Application No.	Patent No.	Country

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of nine pages were omitted. [**]

Foreign counterparts to the above described patents and patent applications have been filed in [**] and rights under the same have been licensed to the Company pursuant to the Archemix In-License.

Rights under the following patents and patent applications licensed to the Company pursuant to the Nektar Agreement:

Application No.	Patent No.	Country

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of three pages were omitted. [**]

Application No.	Patent No.	Country
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

Section 3.1(l)

The Company filed a trademark application (No. 85/649525) for the trademark FOVISTA on June 12, 2012. The FOVISTA trademark application was published for opposition on May 14, 2013. FOVISTA is not yet a registered trademark.

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